Exhibit 2.4

EXECUTION VERSION

Dated 25 February 2016

VODAFONE GROUP PLC

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

TRUST DEED

constituting

£1,440,000,000

1.50 per cent. Subordinated Mandatory Convertible Bonds due 2017

Linklaters

Ref: KJT/ROC/RR/VW

Linklaters LLP

Table of Contents

Contents		Page

1	Interpretation	4

2	Amount of the Original Bonds and Covenant to pay	8

3	Form of the Original Bonds	9

4	Stamp Duties and Taxes	10

5	Further Issues	10

6	Application of Moneys received by the Trustee	11

7	Covenant to Comply	12

8	Covenants relating to Conversion	12

9	Covenants	13

10	Remuneration and Indemnification of the Trustee	14

11	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000	15

12	Disapplication and Trustee Liability	20

13	Waiver and Proof of Default	20

14	Trustee not precluded from entering into Contracts	21

15	Modification and Substitution	21

16	Appointment, Retirement and Removal of the Trustee	23

17	Currency Indemnity	24

18	Enforcement	24

19	Communications	25

20	Governing Law	26

21	Counterparts	26

22	Rights of Third Parties	26

23	Partial Invalidity	26

	SCHEDULE 1 Terms and Conditions of the Bonds	27

	SCHEDULE 2 Form of Original Definitive Registered Bond	68

	SCHEDULE 3 Form of Original Global Bond	73

SCHEDULE 4 Provisions for Meetings of Bondholders	77

SCHEDULE 5 Form of Directors’ Certificate	84

This Trust Deed is made on 25 February 2016 between:

(1)                                 VODAFONE GROUP PLC (the “Issuer”); and

(2)                                 THE LAW DEBENTURE TRUST CORPORATION p.l.c. (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A)                               The Issuer, incorporated in England and Wales, has by a resolution of its board of directors authorised the issue of £1,440,000,000 1.50 per cent. Subordinated Mandatory Convertible Bonds due 2017 to be constituted by this Trust Deed.

(B)                               The Bonds are convertible into Ordinary Shares (as defined in the Conditions).

(C)                               The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1                                         Interpretation

1.1                               Definitions: Expressions defined in the Conditions, unless otherwise defined in the recitals or main body of this Trust Deed, have the meanings given to them in the Conditions. In addition, the following terms and expressions have the following meanings:

“Agents” means the Principal Paying, Transfer and Conversion Agent and the Registrar and any other agent appointed pursuant to the Paying, Transfer and Conversion Agency Agreement (and “Agent” means any one of them);

“Bondholder” and “holder” mean, in relation to a Bond, the person in whose name the Bond is registered in the Register (or, in the case of joint holders, the first named thereof);

“Bonds” means the Original Bonds and/or, as the context may require, any Further Bonds except that in Schedules 2 and 3 “Bonds” means the Original Bonds;

“Calculation Agency Agreement” means, in relation to the Original Bonds, the Calculation Agency Agreement dated 19 February 2016, as altered from time to time, between the Issuer and the Calculation Agent, whereby the initial Calculation Agent was appointed in relation to the Original Bonds;

“Certification Date” has the meaning specified in Clause 9.5;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means, in relation to the Original Bonds, the terms and conditions set out in Schedule 1 and, in relation to any Further Bonds, the terms and conditions relating to such Further Bonds (which may, for the avoidance of doubt, be the terms and conditions set out in Schedule 1) as any of the same may from time to time be modified in accordance with this Trust Deed, and, with respect to any Bonds represented by a Global Bond, as modified by the provisions of the relevant Global Bond and references in this Trust Deed to a particular numbered Condition shall be construed accordingly and, in relation to any Further Bonds, as a reference to the provision (if any) in the terms and conditions thereof which corresponds to the particular Condition of the Original Bonds;

“Contractual Currency” has the meaning specified in Clause 17.1;

“Definitive Registered Bonds” means the Original Definitive Registered Bonds and/or as the context may require any other definitive registered bonds representing Further Bonds or any of them;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Extraordinary Resolution” has the meaning set out in Schedule 4;

“FSMA” means the Financial Services and Markets Act 2000;

“Further Bonds” means any further Bonds issued in accordance with the provisions of Clause 5 and Condition 18, constituted by a deed supplemental to this Trust Deed and to be consolidated and forming a single series with the then outstanding Bonds;

“Global Bond” means the Original Global Bond and/or as the context may require any other global bond or global bonds representing Further Bonds or any of them;

“Liability” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“Original Bonds” means the £1,440,000,000 1.50 per cent. Subordinated Mandatory Convertible Bonds due 2017 constituted by this Trust Deed to be represented by a certificate or certificates in or substantially in the form set out in Schedule 2 or Schedule 3 as the case may be, and for the time being outstanding or, as the context may require, a specific number of them and includes any replacement Bonds issued pursuant to the Conditions and (except for the purposes of Clauses 3.1 and 3.2) the Global Bond;

“Original Bondholders” means, in relation to an Original Bond, the person in whose name the Original Bond is registered in the Register;

“Original Definitive Registered Bonds” means those Original Bonds for the time being represented by definitive certificates in the form or substantially in the form set out in Schedule 2 and in accordance with Condition 1(a);

“Original Global Bond” means a Global Bond which will evidence the Original Bonds, substantially in the form set out in Schedule 3, and evidencing the entitlement of the Original Bondholders;

“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been mandatorily converted into Ordinary Shares in accordance with the Conditions and in respect of which all other payment or delivery obligations of the Issuer under the Conditions are discharged, (b) those which have been converted at the option of the relevant Bondholder into Ordinary Shares in accordance with the Conditions; (c) those in respect of which the date for Mandatory Conversion in accordance with the Conditions has occurred and the relevant Ordinary Shares and any cash amounts due to Bondholders have been duly delivered or paid, as applicable, to the Relevant Person or, as the case may be, the Trustee or as the Trustee may direct, (d) those which have become void or those in respect of which claims have become prescribed in accordance with Condition 12, (e) those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds (if so required) in accordance with Condition 13, (f) those which have been purchased and cancelled as provided in the Conditions and (g) the Global Bond to the extent that it shall have been exchanged for interests in another Global Bond and any

Global Bond to the extent that it shall have been exchanged for Definitive Registered Bonds pursuant to its provisions; provided that, for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Bondholders, an Extraordinary Resolution in writing or an Extraordinary Resolution by way of electronic consents given through the relevant Clearing System(s) as envisaged by Schedule 4 and any direction or request by the holders of the Bonds, (ii) the determination of how many Bonds are outstanding for the purposes of Conditions 10, 14 and 15 and Schedule 4, (iii) the exercise of any discretion, power or authority contained in this Trust Deed or provided by law, which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders and (iv) the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Bondholders or any of them, those Bonds (if any) which are beneficially held by or on behalf of the Issuer, any holding company of the Issuer or any other Subsidiary of any such holding company and not cancelled shall be deemed not to remain outstanding;

“Paying, Transfer and Conversion Agency Agreement” means, in relation to the Original Bonds, the Paying, Transfer and Conversion Agency Agreement dated on or about the date hereof, as altered from time to time, between the Issuer, the Trustee, the Principal Paying, Transfer and Conversion Agent, and the Registrar whereby the initial Principal Paying, Transfer and Conversion Agent and the Registrar were appointed in relation to the Original Bonds and includes any other agreements approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed) appointing Successor Agents amending or modifying any of such agreements;

“Potential Accelerated Conversion Event” means an event or circumstance which could, with the giving of notice, lapse of time, the issuing of any certificate and/or the fulfilment of any other requirement provided for in Condition 4(d), become an Accelerated Conversion Event;

“Principal Paying, Transfer and Conversion Agent” means, in relation to the Original Bonds, HSBC Bank plc, in its capacity as Principal Paying, Transfer and Conversion Agent and, in relation to any Further Bonds, the Principal Paying, Transfer and Conversion Agent appointed in respect of such Further Bonds and, in each case, any Successor Principal Paying, Transfer and Conversion Agent;

“Registrar” means, in relation to the Original Bonds, HSBC Bank plc at its specified office, in its capacity as Registrar and, in relation to any Further Bonds, the Registrar appointed in respect of such Further Bonds and, in each case, any Successor Registrar;

“Securities” means any securities including, without limitation any shares in the capital of the Issuer and options, warrants or other rights to subscribe for or purchase or acquire any shares in the capital of the Issuer;

“specified office” means, in relation to any Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 9.10;

“Substituted Obligor” has the meaning specified in Clause 15.3.1;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the prior written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 9.10;

“this Trust Deed” means this Trust Deed, the Schedules (as from time to time amended, modified and/or supplemented in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a Trustee pursuant to applicable foreign legislation relating to trustees; and

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000.

1.2                               Construction of Certain References:

References to:

1.2.1                     the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interests in the Bonds;

1.2.2                     costs, charges, remuneration or expenses shall include any value added tax, turnover tax or similar tax (“VAT”) charged in respect thereof;

1.2.3                     any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto;

1.2.4                     any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment whether before or after the date of this Trust Deed;

1.2.5                     “such approval not to be unreasonably withheld or delayed” or like references shall mean, when used in this Trust Deed, the Paying, Transfer and Conversion Agency Agreement or the Conditions, in relation to the Trustee that, in determining whether to give consent or approval, the Trustee shall have due regard to the interests of Bondholders and any determination as to whether or not its consent or approval is unreasonably withheld or delayed shall be made on that basis; and

1.2.6                     the appointment or employment of or delegation to any person by the Trustee shall be deemed to include a reference to, if in the opinion of the Trustee it is reasonably practicable, the prior notification of and consultation with the Issuer and, in any event, the notification forthwith of such appointment, employment or delegation, as the case may be.

1.3                               Conditions: Words and expressions defined in the Conditions and not defined in the main body of this Trust Deed shall when used in this Trust Deed (including the recitals) have the same meanings as are given to them in the Conditions.

1.4                               Headings: Headings shall be ignored in construing this Trust Deed.

1.5                               Schedules: The Schedules are part of this Trust Deed and shall have effect accordingly.

2                                         Amount of the Original Bonds and Covenant to comply

2.1                               Amount of the Original Bonds: The aggregate principal amount of the Original Bonds is limited to £1,440,000,000.

2.2                               Covenant of compliance: The Issuer will, on any date when any Original Bonds become due to be converted into Ordinary Shares or any cash amounts payable in respect of the Original Bonds are payable, in accordance with this Trust Deed or the Conditions, unconditionally deliver the Ordinary Shares and pay (or procure to be paid) any cash amounts payable in accordance with the Conditions to or to the order of the Trustee in pounds sterling in same day funds and will (subject to the Conditions), until such delivery and/or payment (both before and after judgment) is duly made unconditionally so pay or procure to be paid to or to the order of the Trustee interest (including, but not limited to, any Arrears of Interest) on the principal amount and/or, in the case of Arrears of Interest, the Deferred Interest Payment, of the Original Bonds or any of them outstanding as set out in the Conditions; provided that:

2.2.1                     subject to the provisions of Clause 2.6, payment of any sum due in respect of the Original Bonds made to or to the account of the Principal Paying, Transfer and Conversion Agent as provided in the Paying, Transfer and Conversion Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Original Bondholders under the Conditions;

2.2.2                     a payment made after the due date will be deemed to have been made when the full amount due has been received by the Trustee or the Principal Paying, Transfer and Conversion Agent and notice to that effect has been given to the Original Bondholders (if required under Clause 9.8) except to the extent that there is a failure in the subsequent payment to the relevant holders under the Conditions;

2.2.3                     delivery of the Ordinary Shares to a Bondholder as a result of a Mandatory Conversion occurring in accordance with the Conditions, together with the payment of any cash amounts payable in accordance with the Conditions as a result of a Mandatory Conversion shall, to such extent, satisfy the Issuer’s obligations in respect of the relevant Bond; and

2.2.4                     delivery of the Ordinary Shares to a Bondholder on the exercise of a Bondholder Voluntary Conversion Right occurring in accordance with the Conditions shall satisfy the Issuer’s obligations in respect of the relevant Bond.

The Trustee will hold the benefit of this covenant on trust for the Original Bondholders.

2.3                               Subordination: Notwithstanding the covenant of the Issuer given in Clause 2.2, the rights and claims of the Trustee and the Bondholders against the Issuer under the Bonds in respect of principal, premium, interest and other amounts (if any) payable in respect of or arising under the Bonds and this Trust Deed are subordinated on a winding-up, dissolution or liquidation of the Issuer as provided in Conditions 1(c) and 1(d).

2.4                               Other obligations of the Issuer: Nothing contained in this Trust Deed shall in any way restrict the right of the Issuer to issue obligations or give guarantees in each case ranking in priority to or pari passu with or junior to the obligations of the Issuer in respect of the Bonds and if, in the opinion of the Trustee, any modification to the provisions of this Trust Deed or the Conditions to permit such ranking is necessary or expedient, the Trustee is hereby authorised to concur with the Issuer in executing a supplemental deed effecting such modification provided that the Trustee shall be entitled to assume that no such modification is required unless and until notified to the contrary by the Issuer in writing.

2.5                               Discharge: Subject to Clause 2.6, any payment to be made in respect of the Bonds or any transfer or delivery of any Ordinary Shares to be made in respect of the Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment, transfer or delivery so made will (subject to Clause 2.6) to such extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.6                               Payment after an Accelerated Conversion Event: At any time after an Accelerated Conversion or a Potential Accelerated Conversion Event has occurred or the Trustee has received any money which it proposes to pay under Clause 6 to the Bondholders, the Trustee may:

2.6.1                     by notice in writing to the Issuer and the Agents, require the Agents (or any of them), until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(i)            to act as Agents of the Trustee under this Trust Deed and the Bonds on the terms of the Paying, Transfer and Conversion Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed and available for such purpose) and thereafter to hold all Bonds and all moneys, documents and records held by them in respect of the Bonds to the order of the Trustee; and/or

(ii)           to deliver all Bonds and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice; and

2.6.2                     by notice in writing to the Issuer require it to make all subsequent payments in respect of the Bonds to, or to the order of, the Trustee and not to the Principal Paying, Transfer and Conversion Agent with effect from the issue of any such notice to the Issuer and from then until such notice is withdrawn, proviso (1) to Clause 2.2 shall cease to have effect.

3                                         Form of the Original Bonds

3.1                               The Original Global Bond: The Original Bonds will be represented by the Global Bond initially in the principal amount of £1,440,000,000 and the Issuer shall procure that appropriate entries be made in the Register of Bondholders by the Registrar to reflect the issue of such Original Bonds.

The Original Global Bond will be delivered to and registered in the nominee name of a common depositary for Euroclear and Clearstream, Luxembourg. The Global Bond will be exchangeable for Original Definitive Registered Bonds as set out therein.

3.2                               The Original Definitive Registered Bonds: The Original Definitive Registered Bonds may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements. Original Definitive Registered Bonds will be endorsed with the Conditions.

3.3                               Signature: The Original Global Bond and any Original Definitive Registered Bond (if issued) will be signed manually or in facsimile by a director of the Issuer or other duly authorised person and will be authenticated by or on behalf of the Registrar. The Issuer may use the manual or facsimile signature of any person who is at the date of this Trust Deed a director of the Issuer or other duly authorised person even if at the time of issue of any Original Bonds he no longer holds such office. Original Bonds (including the Original Global Bond) so executed and authenticated will be valid and binding obligations of the Issuer.

4                                         Stamp Duties and Taxes

4.1                               Stamp Duties: The Issuer will pay any taxes and capital, stamp, issue and registration and transfer, and other taxes and duties payable in the United Kingdom in respect of the execution and delivery of this Trust Deed, the creation, issue and offering of the Bonds and the allotment, issue and delivery of any Ordinary Shares to or to the order of a Bondholder pursuant to the Conditions upon conversion.

4.2                               Indemnity: The Issuer will also indemnify the Trustee and the Bondholders from and against all stamp, issue, documentary and other taxes and duties (excluding, for the avoidance of doubt, (i) any stamp and transfer taxes and duties referred to in Condition 4(g) and (ii) any capital gains tax, income tax or corporation tax or similar taxes on gains or profits levied on the relevant Bondholder) paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be and where entitled under Condition 16 to do so, the Bondholders to enforce the obligations of the Issuer under this Trust Deed or the Bonds.

4.3                               Change of Taxing Jurisdiction: If the Issuer becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to the United Kingdom or any political sub-division of the United Kingdom, then the Issuer will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United Kingdom of references to that other territory or authority or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject (provided that such undertaking shall be subject to such exceptions as reflect exceptions under the law of the relevant taxing jurisdiction and as are similar in scope and effect to those exceptions set out in Condition 9) and in such event this Trust Deed and the Bonds will be read accordingly.

5                                         Further Issues

5.1                               Liberty to Create: The Issuer may from time to time, without the consent of the Bondholders, create and issue (i) further bonds having the same terms and conditions in all respects (or in all respects save for the first date on which conversion rights may be exercised thereon pursuant to Condition 4) as the outstanding Bonds (“Further Bonds”) and so that such further issue shall be consolidated and form a single series with the outstanding Bonds and/or (ii) any other notes, bonds or debentures, having such other terms and conditions as the Issuer may determine at the time of their issue. Any Further Bonds shall be constituted by a deed supplemental to this Trust Deed.

5.2                               Means of Constitution: Any further bonds, notes or debentures created and issued pursuant to the provisions of Clause 5.1 so as to form a single series with the Original

Bonds and/or the Further Bonds of any series shall be constituted by a deed supplemental to this Trust Deed and any other Further Bonds of any series created and issued pursuant to the provisions of Clause 5.1 may, with the consent of the Trustee, be so constituted. The Issuer shall, prior to the issue of any Further Bonds to be so constituted, execute and deliver to the Trustee a deed supplemental to this Trust Deed and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to such Further Bonds and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

5.3                               Notice of Further Issues: Whenever it is proposed to create and issue any Further Bonds, the Issuer shall give to the Trustee not less than 14 days’ notice in writing of its intention to do so, stating the principal amount of Further Bonds proposed to be created or issued.

5.4                               Separate Series: Any Further Bonds not forming a single series with the Original Bonds and/or previously issued Further Bonds of any series shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of Clauses 4, 5.2 and Clauses 6 to 20 (inclusive) and Schedule 4 shall apply mutatis mutandis separately and independently to the Bonds of each such series and in such Clauses and Schedule the expressions “Bonds” and “Bondholders” shall be construed accordingly.

6                                         Application of Moneys received by the Trustee

6.1                               Declaration of Trust: All moneys received by the Trustee in respect of the Original Bonds and any Further Bonds forming a single series with the Original Bonds or amounts payable under this Trust Deed shall, regardless of any appropriation of all or part of them by the Issuer, be held by the Trustee upon trust to apply them (subject to Clause 6.2):

6.1.1                     first, in payment of all costs, charges, expenses and liabilities incurred by the Trustee (including remuneration payable to it under this Trust Deed) in carrying out its functions under this Trust Deed;

6.1.2                     secondly, in payment of any amounts owing in respect of the Original Bonds and any Further Bonds forming a single series with the Original Bonds pari passu and rateably; and

6.1.3                     thirdly, in payment of any balance to the Issuer for itself.

If the Trustee holds any moneys in respect of Original Bonds and any Further Bonds forming a single series with the Original Bonds which have become void or in respect of which claims have become prescribed under the Conditions, the Trustee will hold them upon these trusts.

6.2                               Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 6.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys in accordance with Clause 6.3. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding whereupon such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as specified under Clause 6.1.

6.3                               Investment: Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere, for the time being authorised by English law for the investment by trustees of trust monies whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

7                                         Covenant to Comply

The Issuer hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed and the Conditions which are expressed to be binding on it. The Conditions shall be binding on each of the Issuer and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 1 shall have effect in the same manner as if herein set forth. The Trustee shall hold the benefit of this covenant upon trust for itself and the Bondholders according to its and their respective interests.

8                                         Covenants relating to Conversion

The Issuer hereby undertakes to and covenants with the Trustee that it will, save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval, observe and perform all its obligations under the Conditions and this Trust Deed with respect to (i) any Mandatory Conversion or (ii) the exercise of any Bondholder Voluntary Conversion Right, and in addition it will:

(a)                                 Delivery of Ordinary Shares: comply with its obligations to deliver the Ordinary Shares (together with any cash amounts payable pursuant to the Conditions) upon (i) a Mandatory Conversion or (ii) the exercise of any Bondholder Voluntary Conversion Right, in each case in accordance with this Trust Deed, the Conditions and the Paying, Transfer and Conversion Agency Agreement;

(b)                                 Notice: as soon as reasonably practicable after the announcement of the terms of any event giving rise to an adjustment to the Conversion Price, give notice to the Trustee and the Bondholders in accordance with Condition 17 advising them of the date on which the relevant adjustment of the Conversion Price is likely to (or has) become effective and of (i) the effect of a Mandatory Conversion or (ii) the effect of exercising a Bondholder Voluntary Conversion Right, in each case pending such date; and

(c)                                  Directors’ Certificate: upon the happening of an event as a result of which the Conversion Price will be (or has been) adjusted, as soon as reasonably practicable, deliver to the Trustee a certificate signed by two Directors of the Issuer on behalf of the Issuer (which the Trustee shall be entitled to accept and rely on without further enquiry or liability in respect thereof as sufficient evidence of the correctness of the matters referred to therein) setting forth brief particulars of the event, and the adjusted Conversion Price and the date on which such adjustment takes (or took) effect and in any case setting forth such other particulars and information as the Trustee may reasonably require.

9                                         Covenants

So long as any Bond is outstanding, the Issuer shall:

9.1                               Books of Account: keep, and procure that each of its subsidiary undertakings keeps, proper books of account and, at any time after an Accelerated Conversion Event or Potential Accelerated Conversion Event has occurred or is likely to occur or if the Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law, allow, and procure that each of its subsidiary undertakings will allow the Trustee and anyone appointed by it to whom the Issuer and/or the relevant subsidiary undertaking has no reasonable objection, access to the books of account during normal business hours;

9.2                               Accelerated Conversion Event etc.: give notice in writing to the Trustee immediately upon becoming aware of any Accelerated Conversion Event, Potential Accelerated Conversion Event, Enforcement Event or any Settlement Disruption Event;

9.3                               Information: so far as permitted by applicable law, give to the Trustee such information as it reasonably requires to perform its functions;

9.4                               Financial Statements, etc.: send to the Trustee at the time of their issue and, in the case of annual financial statements, in any event within 180 days of the end of each financial year commencing with the financial year ending 31 March 2016, three copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or that legally or contractually should be issued, to the members or creditors (or any class of them) of the Issuer or any parent undertaking of it generally in their capacity as such;

9.5                               Certificate of directors: send to the Trustee, within 14 days of its annual audited financial statements being made available to its members, and also within 14 days of any request by the Trustee a certificate (in the form set out in Schedule 5) signed by two Directors of the Issuer that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) not more than seven days before the date of delivery of the certificate no Accelerated Conversion Event, Potential Accelerated Conversion Event or Enforcement Event had occurred (and, in the case of a Potential Accelerated Conversion Event, was continuing) since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred (and, in the case of a Potential Accelerated Conversion Event, was continuing), giving details of it and certifying that it has complied with its obligations under this Trust Deed or, to the extent that it has failed so to comply, stating such;

9.6                               Notices to Bondholders: obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to Bondholders pursuant to the Conditions (such approval, unless so expressed, not to constitute approval for the purposes of section 21 of the FSMA of any such notice which is a communication within the meaning of that section);

9.7                               Further Acts: so far as permitted by applicable law, do such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed;

9.8                               Notice of late payment: forthwith upon request by the Trustee (if the Trustee determines such notice is necessary) give notice to the Bondholders of any unconditional payment to the Principal Paying, Transfer and Conversion Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

9.9                               Change in Agents: give at least 14 days’ prior notice to the Bondholders in accordance with the Conditions of any future appointment, resignation or removal of an Agent after having received prior written approval of the Trustee to such change or of any change by an Agent of its specified office;

9.10                        Bonds held by Issuer: send to the Trustee as soon as practicable after being so requested by the Trustee, a certificate of the Issuer signed by two Directors the Issuer setting out the total number of Bonds which, at the date of such certificate, were held by or on behalf of the Issuer, any holding company of the Issuer or any Subsidiary of any such holding company and which had not been cancelled;

9.11                        Obligations of Agents: comply with and perform all its obligations under the Paying, Transfer and Conversion Agency Agreement and use all reasonable endeavours to procure that the Agents comply with and perform all their respective obligations thereunder and not make any amendment or modification to the Paying, Transfer and Conversion Agency Agreement without the prior written approval of the Trustee;

9.12                        Legal opinions: prior to making any modification to this Trust Deed or issuing any Further Bonds, procure the delivery of legal opinions in form and substance satisfactory to, and addressed to, the Trustee upon request by it; and

9.13                        FATCA: provide the Trustee, as soon as is practicable, with any information known to it and pertaining to the Issuer necessary for the Trustee to determine whether or not it is required, in respect of any payments to be made by it pursuant to this Trust Deed, to withhold or deduct in respect of any withholding or deduction pursuant to an agreement described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA Withholding Tax”).

10                                  Remuneration and Indemnification of the Trustee

10.1                        Normal Remuneration: So long as any Bond is outstanding, the Issuer shall pay to the Trustee by way of remuneration for its services as Trustee such sum on such dates as they may from time to time agree. Such remuneration will accrue from day to day from the date of this Trust Deed. However, if any payment to a Bondholder of the moneys due and/or delivery of any Ordinary Shares in respect of any Bond is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal or until payment and/or delivery to such Bondholder is duly made.

10.2                        Extra Remuneration: If an Accelerated Conversion Event, Potential Accelerated Conversion Event or Enforcement Event shall have occurred, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee finds it expedient or necessary or is requested by the Issuer to undertake duties which the Trustee and the Issuer agree in writing to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer will pay such additional remuneration as they may agree (and which may be calculated by reference to the

Trustee’s normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this sub-Clause (or as to such sums referred to in Clause 10.1), as determined by an independent financial institution or person (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such person’s fee shall be payable by the Issuer. The determination of the relevant person shall be conclusive and binding on the Issuer, the Trustee and the Bondholders.

10.3                        Expenses: The Issuer shall also, on demand by the Trustee, pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any United Kingdom stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee against the Issuer to enforce any provision of this Trust Deed or the Bonds and in addition shall pay to the Trustee (if required) an amount equal to the amount of any value added tax or similar tax chargeable in respect of the Trustee’s remuneration under this Trust Deed. Such costs, charges, liabilities and expenses shall:

10.3.1              in the case of payments made by the Trustee before such demand, carry interest from the date of the demand at the rate of the Trustee’s cost of funding; and

10.3.2              in other cases, carry interest at such rate from 10 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date provided that in such event no such interest shall accrue unless payment is actually made on such earlier date.

10.4                        Indemnity: The Issuer shall indemnify the Trustee in respect of all Liabilities properly incurred by it or anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions and which any of them may incur in relation to the Issuer or that may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions in relation to that Issuer.

10.5                        Provisions Continuing: The provisions of Clauses 10.3 and 10.4 will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee and notwithstanding any termination or discharge of this Trust Deed.

11                                  Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

11.1                        Advice: The Trustee may act on the opinion or advice of, or information obtained from, any accountants, financial advisers, legal advisers, valuer, broker, financial institution or other expert (including the Calculation Agent or an Independent Adviser) and will not be responsible or liable to anyone for any loss or liability occasioned by so acting and/or relying whether such advice is obtained by or addressed to the Issuer, the Trustee or any other person and whether or not the advice, opinion, report or information, or any engagement letter or other related document, contains a monetary or other limit on liability or limits the scope and/or basis of such advice, opinion, report or information. Any such opinion, report, advice or information may be sent or obtained by email, letter or fax and the Trustee will not be liable to anyone for acting on any opinion, report, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

11.2                        Trustee to Assume Performance: The Trustee need not notify anyone of the execution of this Trust Deed or any related documents or do anything to find out if an Accelerated Conversion Event, Potential Accelerated Conversion Event, Enforcement Event or Settlement Disruption Event has occurred. Until it has actual knowledge or express written notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer is performing all its obligations under this Trust Deed and the Bonds and any related documents; provided that, the Trustee shall not be treated for any purposes as having any notice or knowledge which has been obtained by it or any officer or employee of it in some capacity other than as Trustee under this Trust Deed or in a private or confidential capacity such that it would not be proper to disclose to third parties.

11.3                        Resolutions of Bondholders: The Trustee will not be responsible to any person for having acted in good faith on a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed or upon any direction or request, including a written resolution or in respect of any approval given by way of electronic consent even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution or written resolution or any electronic consent was not valid or binding on the Bondholders.

11.4                        Certificate signed by directors etc.: The Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer signed by any two Directors of the Issuer as to any fact or matter upon which the Trustee may, in the exercise of any of its functions, require to be satisfied or to have information to the effect that, in the opinion of the person or persons so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible or liable for any loss that may be occasioned by acting on any such certificate.

11.5                        Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof.

11.6                        Discretion: The Trustee will have absolute and uncontrolled discretion as to the exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise (the exercise or non-exercise of which as between the Trustee and the Bondholders shall be conclusive and binding on the Bondholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of the Bondholders or otherwise under any provision of this Trust Deed or to take at such request or direction or otherwise any other action under any provision of this Trust Deed unless it shall first be indemnified and/or secured and/or pre-funded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing and the Trustee shall incur no liability for refraining to act in such circumstances.

11.7                        Agents: The Trustee may whenever it thinks fit, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). The Trustee shall not be responsible to anyone for any misconduct or omission by any such agent so employed by it or be bound to supervise the proceedings or acts of any such agent.

11.8                        Delegation: The Trustee may whenever it thinks fit delegate to any person on any terms (including power to sub-delegate) all or any of its functions. If the Trustee exercises reasonable care in selecting such delegate, it shall not have any obligation to supervise such delegate or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub-delegate.

11.9                        Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

11.10                 Forged Bonds: The Trustee will not be liable to the Issuer or any Bondholder by reason of having accepted as valid or not having rejected any Bond or entry on the Register of Bondholders purporting to be such and later found to be forged or not authentic.

11.11                 Confidentiality: Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Bondholder any confidential financial or other information made available to the Trustee by the Issuer.

11.12                 Determinations Conclusive: As between itself and the Bondholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee and the Bondholders.

11.13                 Currency Conversion: Where it is necessary or desirable in relation to this Trust Deed or the Conditions to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Bondholders.

11.14                 Accelerated Conversion Events etc.: The Trustee may determine whether or not an Accelerated Conversion Event, Potential Accelerated Conversion Event or Enforcement Event is in its opinion materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding upon the Issuer and the Bondholders.

11.15                 Payment for and Delivery of Bonds: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds or the exchange of the Original Global Bond for Original Definitive Registered Bonds or the delivery of the Original Global Bond or any Original Definitive Registered Bond to the person(s) entitled to it or them.

11.16                 Bonds held by the Issuer, etc.: In the absence of knowledge or express written notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 9.10) that no Bonds are for the time being held by or on behalf of the Issuer, any holding company of the Issuer or any Subsidiary of any such holding company.

11.17                 No Responsibility for Share Value: The Trustee shall not at any time be under any duty or responsibility to or have any liability to any Bondholder or to any other person to (i) monitor or take any steps to ascertain whether a Bondholder Voluntary Conversion Right is exercisable or any facts exist or may exist, which may require an adjustment to the Conversion Price or (ii) review either the nature or extent of any such adjustment when made or the method employed in making any such adjustment pursuant to the provisions of this Trust Deed or (iii) make or verify any calculations or determination made as to any Ordinary Shares to be delivered or any cash amounts to be paid upon conversion, or as to any Redemption Amount, or the methodology used therefor and will not be responsible or liable to any person for any loss occasioned thereby. The Trustee shall not at any time be under any duty or responsibility or liability in respect of the validity or value (or the kind or amount) of any Securities or property, which may at any time be made available or delivered on a Mandatory Conversion or exercise of any Bondholder Voluntary Conversion Right and it makes no representation with respect thereto.

11.18                 Interests of Bondholders: So long as any Bonds represented by a Global Bond are held on behalf of a clearing system, in considering the interests of Bondholders, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Bond and may consider such interests on the basis that such accountholders or participants were the holder(s) of such Bonds. In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or any proposed substitution or any determination to be made by it under this Trust Deed), the Trustee shall have regard to the general interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders nor to circumstances particular to individual Bondholders (whatever their number) and, in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of any such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer or the Trustee, any indemnification or payment of any tax arising in consequence of any such exercise upon individual Bondholders except to the extent provided for in Condition 9 and/or in any undertakings given in addition thereto or in substitution therefor pursuant to this Trust Deed.

11.19                 Appointment of Independent Financial Adviser:

In connection with any right the Trustee may have to appoint an independent financial adviser pursuant to this Trust Deed or the Conditions (if applicable), the Trustee:

11.19.1       shall use its reasonable endeavours to identify and appoint the independent financial adviser but shall have no liability to any person if, having used its reasonable endeavours, it is unable to identify and appoint a suitable independent financial adviser;

11.19.2       shall not be responsible for carrying on the role of independent financial adviser itself during the time it is attempting to identify such independent financial adviser or thereafter if it is unable to find such independent financial adviser; and

11.19.3       shall not be required to take any action to find an independent financial adviser unless it has been previously indemnified and/or secured and/or pre-funded to its satisfaction and cannot be obliged to expend any of its own funds in the appointment of such an independent financial adviser.

11.20                 Legal Opinions: The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Bonds or for checking or commenting upon the content of any such legal opinion.

11.21                 Illegality: No provision of this Trust Deed or the Conditions shall require the Trustee to do anything which may in its opinion be illegal or contrary to applicable law or regulation.

11.22                 Clearing Systems: The Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system as to the principal amount of Bonds represented by a Global Bond standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to the Issuer, any Bondholder or any person by reason of having accepted as valid or not having rejected any certificate, letter of confirmation or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system as to the principal amount of Bonds represented by a Global Bond standing to the account of any person or any other matter and subsequently found to be forged or not authentic.

11.23                 Trustee consent: Any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms as the Trustee thinks fit. In giving such consent the Trustee may require the Issuer to agree to such modifications or additions to this Trust Deed as the Trustee may deem expedient in the interest of the Bondholders.

11.24                 Banker, Lawyer, Broker or other Professional acting as Trustee: Any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

11.25                 Voting Rights: The Trustee will not be entitled to, and will not, exercise any voting or other rights it may have over or in respect of the Ordinary Shares unless the Trustee is directed to do so by of the Bondholders acting by way of an Extraordinary Resolution and unless indemnified and/or secured and/or prefunded to its satisfaction.

11.26                 No Obligation to Risk Own Funds or Incur Financial Liability: Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not assured to it.

11.27                 No Obligation to Act without Indemnity, Security or Prefunding: The Trustee shall not be bound to take any steps to enforce the performance of any provisions of this Trust

Deed, the Bonds or to appoint an independent financial advisor pursuant to the Conditions of the Bonds unless it shall be indemnified and/or secured and/or prefunded to its satisfaction against all proceedings, claims and demands to which it may be liable and against all costs, charges, liabilities and expenses which may be incurred by it in connection with such enforcement or appointment, including the cost of its managements’ time and/or other internal resources, calculated using its normal hourly rates in force from time to time. The Trustee shall not be liable to any person whatsoever for any loss occasioned by it not acting unless and until it shall have been so indemnified and/or secured and/or prefunded to its satisfaction.

11.28                 Evaluation of Risk: When determining whether an indemnity or any security is satisfactory to it, the Trustee shall be entitled to evaluate its risk in given circumstances by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk however remote, of any award of damages against it in England or elsewhere.

11.29                 Quality of Indemnity or Security: The Trustee shall be entitled to require that any indemnity or security given to it by the Bondholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

11.30                 Deduction for FATCA: The Trustee shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax.

12                                  Disapplication and Trustee Liability

12.1                        Disapplication: Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

12.2                        Trustee Liability: Subject to Sections 750 and 751 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Bonds or the Paying, Transfer and Conversion Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Bonds or the Paying, Transfer and Conversion Agency Agreement save in relation to its own gross negligence, wilful default or fraud.

13                                  Waiver and Proof of Default

13.1                        Waiver: The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seem expedient to it, any breach or proposed breach by the Issuer of the Conditions or any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Paying, Transfer and Conversion Agency Agreement and any agreement supplemental to the Paying, Transfer and Conversion

Agency Agreement or any Enforcement Event or determine without any such consent as aforesaid that any Enforcement Event will not be treated as such provided that the Trustee will not do so in contravention of any express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10 but no such direction or request will affect any previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified by the Issuer to the Bondholders as soon as reasonably practicable in accordance with Condition 17.

13.2                        Proof of Default: Proof that the Issuer has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

14                                  Trustee not precluded from entering into Contracts

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of, any Bond or any Securities (or any interest therein) (including, for the avoidance of doubt, the Ordinary Shares) of the Issuer or any other person with the same rights as it would have had if the Trustee were not Trustee and may enter into or be interested in any contracts or transactions with the Issuer or any such person and may act on, or as depositary, trustee or agent or in any other capacity for, or on any committee or body of holders of, any securities issued or guaranteed by, or related to the Issuer or of any such person and need not account for any profit.

15                                  Modification and Substitution

15.1                        Modification: The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Calculation Agency Agreement, the Bonds or the Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or an error which, in the opinion of the Trustee, is proven or to comply with mandatory provisions of law, and (ii) any other modification to this Trust Deed, any trust deed supplemental to this Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Calculation Agency Agreement, the Bonds or the Conditions (but such power does not extend to any such modification as is mentioned in the proviso to paragraph 16 of Schedule 4) and any waiver or authorisation of any breach or proposed breach, of any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Calculation Agency Agreement, the Bonds or the Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. Any such modification shall be binding on the Bondholders and such modification shall be notified by the Issuer promptly thereafter to the Bondholders in accordance with Condition 17.

15.2                        Substitution:

15.2.1              Substitution: The Trustee may, without the consent of the Bondholders, agree to the substitution of the Issuer’s Successor in Business or any Subsidiary of the Issuer (the “Substituted Obligor”) in place of the Issuer (or of any previous substitute under this sub-Clause) as the principal debtor under this Trust Deed and the Bonds, subject to:

(i)            (other than in the case of a substitution of a Successor in Business in place of the Issuer or any previous Substitute Obligor(s)) the Bonds being unconditionally and irrevocably guaranteed by the Issuer; and

(ii)           the Bonds continuing to be convertible into Ordinary Shares, mutatis mutandis as provided in the Conditions with such amendments as the Trustee shall consider appropriate,

and provided that:

(iii)          (other than in the case of a substitution of a Successor in Business in place of the Issuer as contemplated in the Conditions) the Trustee is satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution;

(iv)          a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed and the Bonds (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer;

(v)           if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 9 with the substitution for the references in that Condition to the Issuer’s Territory of references to the Substituted Territory whereupon this Trust Deed and the Bonds will be read accordingly;

(vi)          if any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer; and

(vii)         the Issuer and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Bondholders.

In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or this Trust Deed, provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any substitution made pursuant to this Clause 15 shall be binding on the Bondholders and must be notified promptly to the Bondholders in accordance with Condition 17.

15.2.2              Release of Substituted Issuer: Any such agreement by the Trustee pursuant to this Clause 15.3 will, if so expressed, operate to release the Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed and the Bonds.

Notice of the substitution will be given to the Bondholders by the Substituted Obligor within 14 days of the execution of such documents and compliance with such requirements.

15.2.3              Completion of Substitution: On completion of the formalities set out in this Clause 15.3, the Substituted Obligor will be deemed to be named in this Trust Deed and on the Bonds as the principal debtor in place of the Issuer (or of any previous substitute) and this Trust Deed and the Bonds will be deemed to be amended as necessary to give effect to the substitution.

16                                  Appointment, Retirement and Removal of the Trustee

16.1                        Appointment: Subject as provided in Clause 16.2 below, the Issuer has the power of appointing a new trustee or trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer, to the Bondholders and the Principal Paying, Transfer and Conversion Agent as soon as practicable.

16.2                        Retirement and Removal: Any Trustee may retire at any time on giving not less than three months’ notice in writing to the Issuer without giving any reason and without being responsible for any costs occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause 16.2, the Issuer shall use all reasonable endeavours to procure that another trust corporation be appointed as Trustee. If, in such circumstances, no appointment of such a new trustee has become effective within 60 days of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

16.3                        Co-Trustees: The Trustee may, notwithstanding Clause 16.1, by prior notice in writing to the Issuer appoint anyone to act as an additional Trustee jointly with the Trustee:

16.3.1              if the Trustee considers the appointment to be in the interests of the Bondholders; or

16.3.2              for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

16.3.3              for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed, the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may, by notice in writing to the Issuer and such person, remove any person so appointed. At the request of the Trustee, the Issuer will do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

16.4                        Competence of a Majority of Trustees: If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee’s functions.

16.5                        Merger: A corporation into which the Trustee may be merged or converted, or any corporation with which the Trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, shall, on the date when the merger, conversion or consolidation becomes effective and to the extent permitted by any applicable laws and subject to any requirements set out in this Trust Deed become the successor trustee under this Trust Deed without the execution or filing of any paper or any further act on the part of the Parties to this Trust Deed, unless otherwise required by the Issuer, and after the said effective date, all references in this Trust Deed to the Trustee shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion or consolidation shall immediately be given to the Issuer by the Trustee.

17                                  Currency Indemnity

17.1                        Currency of Account and Payment: Pounds sterling (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Bonds, including damages.

17.2                        Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise) by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

17.3                        Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds, the Issuer will indemnify it against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

17.4                        Indemnity separate: The indemnities in this Clause 17 and in Clause 10.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Bonds or any other judgment or order.

18                                  Enforcement

18.1                        Trustee to enforce: Only the Trustee may enforce the rights of the Bondholders against the Issuer, whether the same arise under the general law, this Trust Deed, the Bonds or otherwise, and no Bondholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound to proceed, fails to do so within a reasonable time and such failure is continuing. In such event, such Bondholder may, in respect of its Bonds, take any action which the Trustee would otherwise have been permitted to take in respect of those Bonds. Any proceeds received by a Bondholder pursuant to any such proceedings, actions or steps brought by a Bondholder shall be paid promptly following receipt thereof to the Trustee (for application pursuant to the terms of this Trust Deed).

18.2                        Legal proceedings: If the Trustee (or any Bondholder where entitled in accordance with this Trust Deed so to do) institutes legal proceedings against the Issuer to enforce any obligations under this Trust Deed, proof in such proceedings that as regards any specified Bond the Issuer has made default in delivering any Ordinary Shares or paying any cash amounts due to the relevant Bondholder shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the same default as regards all other Bonds which are then repayable.

18.3                        Powers additional to general powers: The powers conferred on the Trustee by this Clause 18 shall be in addition to any powers which may from time to time be vested in the Trustee by general law or as the holder of any Bonds.

19                                  Communications

Any communication shall be by letter or facsimile transmission:

in the case of the Issuer, to it at:

Address:	Vodafone Group Plc
Vodafone House
The Connection
Newbury
Berkshire RG14 2FN
United Kingdom

Fax no.:	+44 (0)1635 676746
Attention:	Director of Treasury

and in the case of the Trustee, to it at:

Address:	The Law Debenture Trust Corporation p.l.c
Fifth Floor
Wood Street
London EC2V 7EX
United Kingdom

Tel:	+44 (0)20 7606 5451
Fax No.:	+44 (0)20 7606 0643
Attention:	The Manager, Commercial Trusts (Ref: 201588)

or to such other address, facsimile number or attention details of which shall have been notified in writing (in accordance with this Clause 19) to the other parties hereto.

Any communication from any party to any other under this Trust Deed shall be effective, (if by fax) when good receipt is confirmed by the recipient following enquiry by the sender and (if in writing) when received, except that a communication received outside normal business hours shall be deemed to be received on the next business day in the city in which the recipient is located.

20                                  Governing Law

This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

21                                  Counterparts

This Trust Deed and any trust deed supplemental hereto may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Trust Deed or any trust deed supplemental hereto by email attachment or telecopy shall be an effective mode of delivery.

22                                  Rights of Third Parties

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms. Subject to the provisions of this Trust Deed, the parties to this Trust Deed shall have the right to amend, vary or rescind any provision of this Trust Deed without the consent of any such third party.

23                                  Partial Invalidity

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

SCHEDULE 1

Terms and Conditions of the Bonds

The issue of the £1,440,000,000 1.50 per cent. Subordinated Mandatory Convertible Bonds due 2017 (the “Bonds”) was authorised by a resolution of the board of directors of Vodafone Group Plc (the “Issuer”) passed on 26 January 2016. The Bonds are constituted by a trust deed dated 25 February 2016 (the “Trust Deed”) between the Issuer and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include all persons for the time being appointed as the trustee or trustees under the Trust Deed) as trustee for the Bondholders. The statements set out in these terms and conditions (the “Conditions”) are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the forms of the registered certificates (the “Certificates”) representing the Bonds. The Bondholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those provisions applicable to them which are contained in the paying, transfer and conversion agency agreement dated 25 February 2016 (the “Agency Agreement”) relating to the Bonds between the Issuer, the Trustee, HSBC Bank plc as the registrar (the “Registrar”, which expression shall include any successor as Registrar under the Agency Agreement), HSBC Bank plc (the “Principal Paying, Transfer and Conversion Agent”, which expression shall include any successor as Principal Paying, Transfer and Conversion Agent under the Agency Agreement) and any other Paying, Transfer and Conversion Agents for the time being (such persons, together with the Principal Paying, Transfer and Conversion Agent, being referred to below as the “Paying, Transfer and Conversion Agents”, which expression shall include their successors as Paying, Transfer and Conversion Agents under the Agency Agreement). The Issuer has also entered into a calculation agency agreement dated 19 February 2016 (the “Calculation Agency Agreement”) with Conv-Ex Advisors Limited (the “Calculation Agent”, which expression shall include any successor as calculation agent under the Calculation Agency Agreement), whereby the Calculation Agency Agreement), whereby the Calculation Agent has been appointed to make certain calculations in relation to the Bonds from time to time.

Copies of the Trust Deed, the Agency Agreement and the Calculation Agency Agreement are available for inspection by prior appointment during normal business hours at the registered office for the time being of the Trustee (being as at the Issue Date at Fifth Floor, 100 Wood Street, London EC2V 7EX), and at the specified offices for the time being of the Paying, Transfer and Conversion Agents.

“Agents” means the Principal Paying, Transfer and Conversion Agent, any other Paying, Transfer and Conversion Agents and the Registrar.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Trust Deed unless the context otherwise requires or unless otherwise stated.

1                                         Form, Denomination, Title, Status and Subordination

(a)                                 Form and Denomination

The Bonds are issued in registered form in principal amounts of £100,000 each (an “authorised denomination”) and integral multiples thereof.

(b)                                 Title

Title to the Bonds will pass by registration in the register that the Issuer shall procure to be kept by the Registrar outside the United Kingdom in accordance with the provisions of the Agency Agreement (the “Register”). Except as otherwise required by law or as ordered by a court of competent jurisdiction, the holder (as defined below) of any Bond shall be deemed to be and may be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on the Certificate representing it or the theft or loss of such Certificate) and no person will be liable for so treating the holder.

(c)                                  Status

The Bonds constitute direct, unsecured and subordinated obligations of the Issuer (senior only to Junior Securities) and shall at all times rank pari passu and without any preference among themselves.

(d)                                 Subordination and claims in a winding-up, dissolution or liquidation

In the event of the winding-up, dissolution or liquidation of the Issuer (except a solvent winding-up for the purpose of or in connection with a reconstruction or amalgamation of the Issuer previously approved in writing by the Trustee or by an Extraordinary Resolution), the Trustee (failing which, subject to Condition 15, the Bondholders) shall be entitled to claim and/or prove in such winding-up, dissolution or liquidation proceeding in respect of the Bonds, and:

(i)            the payment obligations of the Issuer under or in respect of the Bonds shall be subordinated to, and rank behind the claims of, all Senior Creditors, but shall rank:

(A)                               pari passu with the claims of the holders of all Parity Securities; and

(B)                               in priority to and ahead of the claims of the holders of all Junior Securities,

and so that no payment shall be made under the Trust Deed or the Bonds until the claims of all Senior Creditors shall have been satisfied in full; and

(ii)           the amount payable in respect of each Bond shall be the amount that would have been payable to the holder of such Bond if, immediately prior to or throughout the winding-up of the Issuer, such holder was the holder of one of a class of the most junior ranking preference shares in the capital of the Issuer (“Notional Preference Shares”) having an equal right to the return of assets in the winding-up of the Issuer, on the assumption that the amount that a holder of Notional Preference Shares was entitled to receive in respect of each Notional Preference Share on a return of assets in such winding-up was an amount equal to the Redemption Amount of the relevant Bond, together with any interest accrued, any Arrears of Interest and any Make-whole Amount in respect of such Bond.

2                                         Definitions

In these Conditions, unless otherwise provided:

“5 Day VWAP” means the arithmetic average of the daily Volume Weighted Average Prices of the cum entitlement share on each of the five consecutive Scheduled Trading Days:

(a)                         (where the relevant Corporate Action is a merger or takeover) commencing on and including the first Scheduled Trading Day on which the shares are traded after the relevant offer is declared effective by the offeror and the relevant threshold of majority of the outstanding Ordinary Shares (75% for mandatory offers by law and 50% + 1 share in all other cases) is met; and

(b)                         (in all other cases) ending on (and including) the last Scheduled Trading Day immediately preceding the effective date of the relevant Corporate Action,

provided, in either case, that if any of such five consecutive Scheduled Trading Days does not fall prior to the first date on which the share trades ex-entitlement (as determined, at any time while there have been no amendments to the ICE Futures Europe Corporate Actions Policy and there are option contracts in relation to the Ordinary Shares traded on ICE Futures Europe, by ICE Futures Europe and, at any time after there has been an amendment to the ICE Futures Europe Corporate Actions Policy or there are no option contracts in relation to the Ordinary Shares traded on ICE Futures Europe, as determined by the Calculation Agent or an Independent Adviser), the Volume Weighted Average Price of the Ordinary Share for any Scheduled Trading Day on or after the first date on which the share trades ex-entitlement (such date being determined as aforesaid) will be first increased by the Fair Market Value of the entitlement on such day before it is used in the calculation of the arithmetic average.

“20 Day VWAP” means the arithmetic average of the daily Volume Weighted Average Prices of the cum entitlement share on each of the first 20 consecutive Scheduled Trading Days commencing on and including the first Scheduled Trading Day on which the shares are traded after the relevant offer is declared effective by the offeror and the relevant threshold of majority of the outstanding Ordinary Shares (75% for mandatory offers by law and 50% + 1 share in all other cases) is met, provided that if any of such 20 consecutive Scheduled Trading Days does not fall prior to the first date on which the share trades ex-entitlement (as determined, at any time while there have been no amendments to the ICE Futures Europe Corporate Actions Policy and there are option contracts in relation to the Ordinary Shares traded on ICE Futures Europe, by ICE Futures Europe and, at any time after there has been an amendment to the ICE Futures Europe Corporate Actions Policy or there are no option contracts in relation to the Ordinary Shares traded on ICE Futures Europe, as determined by the Calculation Agent or an Independent Adviser), the Volume Weighted Average Price of the Ordinary Share for any Scheduled Trading Day on or after the first date on which the share trades ex-entitlement (such date being determined as aforesaid) will be first increased by the Fair Market Value of the entitlement on such day before it is used in the calculation of the arithmetic average.

“Accelerated Conversion Event” shall have the meaning given to it in Condition 4(d).

“Adjustment Ratio” means, in relation to a Corporate Action other than a Cash Dividend, Non Cash Dividend, Delisting or Nationalisation, the formula specified in the ICE Futures Europe Corporate Actions Policy in relation to such event or the resulting numerical value from such formula following the applicable rounding, as relevant.

“Arrears of Interest” has the meaning given to it in Condition 3(b)(i).

“Averaging Period” has the meaning given to it in Condition 5(a)(ii).

“Bondholder” and “holder” means the person in whose name a Bond is registered.

“Bondholder Voluntary Conversion Right” has the meaning given to it in Condition 4(c).

“business day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place.

“Cash Dividend” has the meaning given to it in Condition 5(a)(iv).

“Change in Law” means that, as determined by the Issuer, due to the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law), or due to the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in all such cases where the same occurs on or after 18 February 2016, the Issuer or a Hedging Counterparty determines in good faith that (a) it has become illegal to hold, acquire or dispose of Ordinary Shares, or (b) it will incur a materially increased cost in performing its obligations under, in the case of the Issuer, the Bonds or a Hedge Position or, in the case of a Hedging Counterparty, a Hedge Position (including, without limitation, due to any increase in tax liability, decrease in tax benefit or other adverse effect on its tax position); provided that, where the Change in Law relates to the Hedge Position, a notice determining an early termination date for the Hedge Position as a result of the Change in Law has been given.

“Closing Price” means, in respect of an Ordinary Share or any Security, option, warrant or other right or asset, on any Scheduled Trading Day, the closing price on such day of an Ordinary Share or, as the case may be, such Security, option, warrant or other right or asset on such Scheduled Trading Day as published by or derived from (a) in the case of an Original Ordinary Share where the London Stock Exchange constitutes the Relevant Exchange in respect thereof, Bloomberg page VOD LN Equity HP) (using the setting labelled “Last Price” or any equivalent successor label to this setting) or (b) in the case of an Original Ordinary Share where the London Stock Exchange no longer constitutes the Relevant Exchange in respect thereof, or, as the case may be, any other Ordinary Share, Security, option, warrant or other right or asset, the equivalent Bloomberg page and setting in respect of the Relevant Stock Exchange for such Original Ordinary Share, or, as the case may be, such other Ordinary Share, Security, option, warrant or other right or asset (all as determined by the

Calculation Agent), if any or, in any such case, such other source as shall be determined to be appropriate by an Independent Adviser on such day; provided that, if on any such Scheduled Trading Day (the “Affected Closing Price Scheduled Trading Day”) such price is not available or cannot otherwise be determined as provided above, the Closing Price of an Ordinary Share, Security, option, warrant or other right or asset, as the case may be, in respect of such day shall be the Closing Price, determined as provided above, on the immediately preceding Scheduled Trading Day on which the same can be so determined as aforesaid, and further provided that if the Closing Price cannot be so determined on each of the five Scheduled Trading Days immediately preceding the Affected Closing Price Scheduled Trading Day, an Independent Adviser shall determine the Closing Price in good faith.

“Companies Act” means the Companies Act 2006 of the United Kingdom.

“Conversion Date” means:

(a)                         in the case of a Mandatory Conversion on the Final Maturity Date pursuant to Condition 4(a), the fifth Scheduled Trading Day prior to the Final Maturity Date;

(b)                         in the case of a Mandatory Conversion at the option of the Issuer pursuant to Condition 4(b), the date of the expiry of the Issuer’s Early Conversion Notice as referred to therein;

(c)                          in the case of a Voluntary Conversion at the option of Bondholders pursuant to Condition 4(c), the Scheduled Trading Day immediately following the delivery of the relevant Certificate and Conversion Notice on exercise of such Bondholder Voluntary Conversion Right; and

(d)                         in the case of a Mandatory Conversion following an Accelerated Conversion Event pursuant to Condition 4(d), the Scheduled Trading Day immediately following the date on which the Accelerated Conversion Event Notice is given pursuant to Condition 4(d).

“Conversion Notice” has the meaning given to it in Condition 6(a).

“Conversion Price” per Ordinary Share is initially £2.1730. The Conversion Price will be adjusted from time to time in accordance with these Conditions.

“Conversion Ratio” means, on any day, the result (rounded to five decimal places with 0.000005 being rounded upwards) of the division of £100,000 principal amount of the Bonds by the Conversion Price in effect on such day.

“Corporate Action” has the meaning given to it in Condition 5(b)(i).

“CREST” has the meaning given to it in Condition 6(c).

“Delisting” means that, as determined by the Calculation Agent, the Relevant Stock Exchange announces that pursuant to the rules of such Relevant Stock Exchange, the Ordinary Shares cease (or will cease) to be listed, traded or publicly quoted on the Relevant Stock Exchange for any reason (other than by reason of a merger or takeover as contemplated by the ICE Futures Europe Corporate Actions Policy) and are not immediately re-listed, re-traded or re-quoted on a stock exchange or quotation system located in the same country as the Relevant Stock Exchange (or, where the Relevant Stock Exchange is within the European Union, in any member state of the European Union).

“Dividend” has the meaning given to it in Condition 5(a)(iv).

“Dividend Declaration” has the meaning given to it in Condition 3(b)(iv).

“Dividend Determination Date” means for the purposes of the definition of “Dividend” the date on which the number of Ordinary Shares or, as the case may be, amount of other property or assets, which may be issued or delivered is, or is capable of being, determined, and where determined by reference to prices or values or the like on or during a particular day or during a particular period, the Dividend Determination Date shall be deemed to be such day or the last day of such period, as the case may be.

“equity share capital” means, in relation to any entity, its issued share capital excluding any part of that capital which, neither with respect to dividends nor with respect to capital, carries any right to participate beyond a specific amount in a distribution.

“Extraordinary Resolution” has the meaning given to it in the Trust Deed.

“Enforcement Event” has the meaning given to it in Condition 10.

“Fair Market Value” means, with respect to any property on any date:

(i)            in the case of a Cash Dividend, the amount of such Cash Dividend;

(ii)           in the case of any other cash amount, the amount of such cash;

(iii)          in the case of Securities (including Ordinary Shares), Spin-Off Securities, options, warrants or other rights or assets that are publicly traded on a Relevant Stock Exchange of adequate liquidity (as determined by the Calculation Agent or Independent Adviser), the arithmetic mean of (a) in the case of Ordinary Shares or (to the extent constituting equity share capital) Spin-Off Securities, the daily Volume Weighted Average Prices of such Ordinary Shares or (to the extent constituting equity share capital) Spin-Off Securities and (b) in the case of other Securities (other than Ordinary Shares or (to the extent constituting equity share capital) Spin-Off Securities), options, warrants or other rights or assets, the daily Closing Price of such Securities, options, warrants or other rights or assets, in the case of both (a) and (b) during the period of five Scheduled Trading Days on the Relevant Stock Exchange for such Securities, Spin-Off Securities, options, warrants or other rights or assets commencing on such date (or, if later, the first such Scheduled Trading Day on which such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded; and

(iv)          in the case of Securities (including Ordinary Shares), Spin-Off Securities, options, warrants or other rights or assets that are not publicly traded on a Relevant Stock Exchange of adequate liquidity (as aforesaid), the fair market value of such Securities, Spin-Off Securities, options, warrants or other rights or assets as determined by an Independent Adviser on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights or assets, including as to the expiry date and exercise price (if any) thereof, provided that, for the purposes of Condition 5(a)(ii), if the Ex-Date for a Relevant Dividend falls on or before the Conversion Date and the Fair Market Value of the Net Amount of such Relevant Dividend cannot otherwise be determined in accordance with paragraphs (i) to (iv) above (as applicable) on or before the day (the “Final Date”) which is the later of (1) the Conversion Date and (2) the last day of the Averaging Period in respect of such Relevant Dividend, then the Fair Market Value of the Net Amount of such Relevant Dividend will be determined by an Independent Adviser on the Final Date and the determination of such Fair Market Value shall be made as at the Ex-Date in respect of such Relevant Dividend and on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including those referred to in paragraph (iv) above.

Such amounts shall (A) in the case of (i) above, be translated into the Relevant Currency, if declared or paid or payable in a currency other than the Relevant Currency (and if the relevant dividend is payable at the option of the Issuer or a Shareholder in any currency additional to the Relevant Currency, the relevant dividend shall be treated as payable in the Relevant Currency), at the rate of exchange (if any) used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency; and (B) in any other case, be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (i) and (ii) above, and except for the purposes of determining the Fair Market Value of the Net Amount of a Relevant Dividend pursuant to Condition 5(a), the Fair Market Value shall be determined (by the

Calculation Agent) on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax and disregarding any associated tax credit.

“Final Maturity Date” means 25 August 2017.

“Hedge Position” means a transaction or asset the Issuer deems appropriate to hedge the equity price risk of entering into and performing its obligations in connection with the Bonds or with respect to an option contract under which the Issuer seeks to hedge its equity price risk relating to the Bonds.

“Hedging Counterparty” means a party to a Hedge Position.

“ICE Futures Europe” means ICE Futures Europe or its successor or any substitute exchange to which trading in option contracts relating to the Ordinary Shares has temporarily or permanently relocated, as determined by the Calculation Agent.

“ICE Futures Europe Corporate Actions Policy” means the standard corporate actions policy of ICE Futures Europe, in effect as at the Launch Date and, further, provided that the corporate actions policy shall at all times be deemed to be adjusted in the manner described in Condition 5(b)(iv).

“Independent Adviser” means an independent financial institution or the initial Calculation Agent (acting in such Independent Adviser capacity, as may be agreed at the relevant time between the Issuer and the initial Calculation Agent), appointed by the Issuer at its own expense and (other than where the initial Calculation Agent is appointed in such Independent Adviser capacity) approved in writing by the Trustee or, if the Issuer fails to make such appointment and such failure continues for a reasonable period (as determined by the Trustee in its sole discretion) and the Trustee is indemnified and/or secured and/or prefunded to its satisfaction against the liabilities, costs, fees and expenses of such adviser and otherwise in connection with such appointment, appointed by the Trustee (without liability for so doing) following notification thereof to the Issuer.

“Interest Payment” has the meaning provided in Condition 3(a).

“Interest Payment Date” has the meaning provided in Condition 3(a).

“Interest Period” has the meaning provided in Condition 3(a).

“Issue Date” means 25 February 2016.

“Issuer’s Early Conversion Notice” has the meaning provided in Condition 4(b).

“Junior Securities” means any shares in the capital of the Issuer (except for preference shares in the capital of the Issuer (if any)) or any other securities or obligations issued or owed by the Issuer (including guarantees or indemnities or support agreements given by the Issuer in respect of securities or obligations owed by other persons) which rank, or are expressed to rank, as regard distributions on a return of assets of the Issuer on a winding-up, junior to the Bonds.

“Launch Date” means 18 February 2016.

the “Make-whole Amount” per Bond will be determined by the Calculation Agent and will be equal to the value of the embedded option right that has not yet been compensated for up to the relevant Settlement Date, calculated pursuant to the following formula:

where:

M                                    =                                         the Make-whole Amount

A                                       =                                         £2,250

c                                          =                                         the number of days from, and including, the relevant Settlement Date to but excluding the Final Maturity Date; and

t                                            =                                         the number of days from, and including, the Issue Date to but excluding the Final Maturity Date.

“Mandatory Conversion” means a mandatory conversion of the Bonds pursuant to the provisions of Condition 4(a), 4(b) or 4(d), as the case may be.

“Mandatory Settlement Date” shall have the meaning given to it in Condition 3(b)(iv).

“Nationalisation” means that, as determined by the Calculation Agent, all the Ordinary Shares or all or substantially all the assets of the Issuer are (or are to be) nationalised, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.

“Non Cash Dividend” has the meaning given to it in Condition 5(a)(iv).

“Ordinary Share” means (i) initially one fully paid ordinary share in the capital of the Issuer (the “Original Ordinary Share”) with, on the Issue Date, a par value of US$0.20 20/21 or (ii) following any adjustment made by ICE Futures Europe following a Corporate Action (other than a Corporate Action which is a Cash Dividend or Non Cash Dividend) in accordance with the Package Method (as defined in Condition 5(b)), the package of Securities determined by ICE Futures Europe (or, if no relevant option contracts are traded on ICE Futures Europe, by an Independent Adviser in accordance with these Conditions following a Corporate Action (other than a Corporate Action which is a Cash Dividend or Non Cash Dividend)) to become (or, where an Independent Adviser makes the determination, that would reasonably have been expected to become, if there were relevant option contracts traded on ICE Futures Europe or if the ICE Futures Europe Corporate Actions Policy had not been amended) the underlying shares for the purposes of option contracts in relation to which the Original Ordinary Shares were the underlying shares on the Issue Date in the place of one Ordinary Share.

“Parity Securities” means (if any) any securities or other obligations issued or owed by the Issuer (including guarantees or indemnities or support agreements given by the Issuer in respect of securities or obligations owed by other persons) which rank or are expressed to rank, as regards distributions on a return of assets of the Issuer on a winding-up, pari passu with the Bonds and any Preference Shares.

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity).

“Preference Shares” means the most junior class of preference shares in the capital of the Issuer.

“Prevailing Rate” means (in each case as determined by the Calculation Agent):

(i)            in respect of any pair of currencies (of which neither is the euro or the pound sterling) on any calendar day, the spot rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that date as appearing on or derived from the Relevant Page; or

(ii)           in respect of any pair of currencies of which one is the pound sterling and any other currency (other than the euro) on any day, the final spot rate of exchange as published by the Bank of England for such pair of currencies in respect of that day as appearing on or derived from the Relevant Page; or

(iii)          in respect of any pair of currencies of which one is the euro and any other currency on any day, the European Central Bank reference rate for such pair of currencies on that day as appearing on or derived from the Relevant Page.

If such a rate cannot be determined at such time as aforesaid, the Prevailing Rate shall be determined mutatis mutandis but with respect to the immediately preceding day on which such rate can be so determined all as determined by the Calculation Agent, or if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Adviser shall deem in good faith appropriate.

“Record Date” has the meaning provided in Condition 8(b).

the “Redemption Amount” per Bond will be determined by the Calculation Agent and will be equal to the arithmetic average of the daily products of, in respect of each Scheduled Trading Day during a period of 20 consecutive Scheduled Trading Days ending on (and including) the second Scheduled Trading Day prior to the day on which the Enforcement Event occurs, (x) the Conversion Ratio in effect on such Scheduled Trading Day and (y) the Volume Weighted Average Price of an Ordinary Share on such Scheduled Trading Day.

“Register” has the meaning provided in Condition 1(b)

“Relevant Currency” means sterling or, if at the relevant time or for the purposes of the relevant calculation or determination, sterling is no longer the currency in which the Ordinary Share are quoted or dealt in on the Relevant Stock Exchange, the currency in which the Ordinary Shares are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Date” means, in respect of any relevant payment on any Bond, the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Principal Paying, Transfer and Conversion Agent or the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is given to the Bondholders in accordance with Condition 17.

“Relevant Determination Date” has the meaning given in Condition 5(a)(iii)(A).

“Relevant Jurisdiction” means the Issuer’s jurisdiction of incorporation, and includes any other territory or authority or additional territory or authority to whose taxing jurisdiction the Issuer has become subject.

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that for the time being displays the relevant information, as determined by the Calculation Agent.

“Relevant Stock Exchange” means (i) in the case of the Original Ordinary Shares, the London Stock Exchange or, if at the relevant time the Original Ordinary Shares are not at that time listed and admitted to trading on the London Stock Exchange, the principal stock exchange or securities market on which the Original Ordinary Shares are then listed, admitted to trading or quoted or dealt in and (ii) in the case of any other Securities, the principal stock exchange or securities market on which such Securities are then listed, admitted to trading or quoted or dealt in.

“Scheduled Trading Day” means any day on which the Relevant Stock Exchange and ICE Futures Europe are both scheduled to be open for trading for their respective regular trading sessions (including any day on which trading is scheduled to cease prior to the usual closing time), all as set out in the respective trading calendars as first published by the Relevant Stock Exchange and ICE Futures Europe in respect of the year in which such day is falling.

“Securities” or “Security” means any securities including, without limitation, shares in the capital of the Issuer, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of the Issuer.

‘‘Senior Creditors’’ means all creditors of the Issuer, other than creditors whose claims are in respect of Parity Securities or Junior Securities.

“Settlement Date” means (subject to the following proviso):

(a)                         in connection with a Mandatory Conversion on the Final Maturity Date pursuant to Condition 4(a), the Final Maturity Date (or, if that date is not a Scheduled Trading Day, the next following Scheduled Trading Day);

(b)                         in connection with a Mandatory Conversion at the option of the Issuer pursuant to Condition 4(b), the second Scheduled Trading Day immediately following the relevant Conversion Date;

(c)                                  in connection with a Voluntary Conversion at the option of Bondholders pursuant to Condition 4(c):

(i)    in the case of a Conversion Date falling on or before the 10th Scheduled Trading Day in any calendar month, the final Scheduled Trading Day in that calendar month; or

(ii)   in the case of a Conversion Date falling after the 10th Scheduled Trading Day in any calendar month (but prior to the commencement of the next calendar month), the 10th Scheduled Trading Day falling in the next calendar month after such Conversion Date occurs;

(d)                                 in connection with a Mandatory Conversion following an Accelerated Conversion Event pursuant to Condition 4(d), the 12th Scheduled Trading Day immediately following the relevant Conversion Date; and

(e)                                  in connection with an Enforcement Event, the day on which the Bonds become immediately due and payable pursuant to Condition 10,

provided that, in the case of each of (a), (b) and (c) above, if an Ex-Date in respect of a Relevant Dividend falls on or prior to the Conversion Date but the Relevant Determination Date for such Relevant Dividend falls after the Conversion Date, the Settlement Date will be the later of (1) the applicable Settlement Date specified above and (2) the third Scheduled Trading Day following the Relevant Determination Date.

“Settlement Disruption Event” means, on any day, an event beyond the control of the Issuer as a result of which CREST cannot settle the book-entry transfer of Ordinary Shares on such day.

“Shareholders” means the holders of Ordinary Shares.

“Spin-Off” has the meaning given to it in Condition 5(a)(iv).

“Spin-Off Securities” has the meaning provided by Condition 5(a)(iv).

“Subsidiary” has the meaning provided in Section 1159 of the Companies Act.

“UK Listing Authority” means the Financial Conduct Authority acting under Part VI of the Financial Services and Markets Act 2000.

“Unsurrendered Bonds” has the meaning provided in Condition 6(a).

“Volume Weighted Average Price” means:

(i)            in respect of an Original Ordinary Share (where the London Stock Exchange constitutes the Relevant Exchange in respect thereof) on any Scheduled Trading Day, the volume-weighted average price of an Original Ordinary Share published by or derived from Bloomberg page VOD LN Equity VWAP (or any successor page) after having selected (A) Condition Codes: Automatic Trade, Closing Auction, Intraday Auction, Opening Auction, UA Auction Uncrossing Trade and UC Auction Uncrossing Trade (or any successor labelling to these Condition Codes) and (B) the relevant Scheduled Trading Day, the relevant opening hour (being, as at the Issue Date, 8.00 a.m.) and the relevant closing hour (being, as at the Issue Date, 4.35 p.m.), in each case local time, of the Relevant Stock Exchange;

(ii)           (in circumstances where (i) above does not apply) in respect of an Ordinary Share or Security on any Scheduled Trading Day, the volume-weighted average price of an Ordinary Share or Security published by or derived from the equivalent Bloomberg page for such Ordinary Shares or Securities in respect of the Relevant Stock Exchange in respect thereof, in each case as determined by the Calculation Agent, or, in case there is no such Bloomberg page, such other source (if any) as shall be determined in good faith to be appropriate by an Independent Adviser on such Scheduled Trading Day, provided that if on any such Scheduled Trading Day (the “Affected VWAP Scheduled Trading Day”) such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share or Security, as the case may be, in respect of such Scheduled Trading Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately succeeding Scheduled Trading Day on which the same can be so determined, and further provided that if the Volume Weighted Average Price cannot be so determined on each of the five Scheduled Trading Days immediately succeeding the Affected VWAP Scheduled Trading Day, an Independent Adviser shall determine the Volume Weighted Average Price in good faith.

“Voluntary Conversion” means a conversion pursuant to Condition 4(c).

“£” and “sterling” means the lawful currency for the time being of the United Kingdom.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders “as a class” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders, other than Shareholders to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Any determination by the Calculation Agent or an Independent Adviser appointed by the Issuer or, as the case may be, the Trustee in any of the circumstances contemplated in these Conditions shall (save in the case of a manifest error) be final and binding on the Issuer, the Trustee and the Bondholders.

References in these Conditions to listing on the “London Stock Exchange” (or like or similar references) shall be construed as admission to the Official List of the UK Listing Authority and admission to trading on the EEA Regulated Market of the London Stock Exchange plc and references to “EEA Regulated Market” mean a market as defined by Article 4.1 (14) of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments.

3                                         Interest and Deferral

(a)                                 Interest Rate

Subject to the further provisions of this Condition 3, each Bond bears interest on its principal amount from and including the Issue Date at the rate of 1.50 per cent. per annum, payable semi-annually in arrear on 25 February and 25 August in each year, commencing on 25 August 2016 (each an “Interest Payment Date”). The interest payable on each Interest Payment Date (subject to deferral, as provided below) will amount to £750 per authorised denomination. The amount of any interest payable in respect of a Bond pursuant to this Condition 3(a) on any Interest Payment Date (subject to deferral, as provided below) is referred to as an “Interest Payment”.

The amount of interest payable in respect of any period which is shorter than an Interest Period shall be calculated on the basis of (i) the number of days in the relevant period from (and including) the first day of such period to (but excluding) the last day of such period divided by (ii) two times the number of days from (and including) the immediately preceding Interest Payment Date (or, if none, the Issue Date) to (but excluding) the next Interest Payment Date.

“Interest Period” means the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

(b)                                 Interest Deferral

(i)            Deferral of Interest Payments

The Issuer may elect in its sole discretion to defer (in whole or in part) any Interest Payment that is otherwise scheduled to be paid on an Interest Payment Date (other than the Final Maturity Date) by giving notice (a “Deferral Notice”) of such election to the Bondholders in accordance with Condition 17, the Trustee and the Principal Paying, Transfer and Conversion Agent not more than 14 and not less than seven London business days prior to the relevant Interest Payment Date (upon which notice the Trustee shall rely without enquiry or liability). Any Interest Payment that the Issuer has elected to defer pursuant to this Condition 3(b)(i) and that has not been satisfied is referred to as a “Deferred Interest Payment”.

If any Interest Payment is deferred pursuant to this Condition 3(b)(i), then such Deferred Interest Payment shall itself bear interest (such further interest, together with the Deferred Interest Payment, being “Arrears of Interest”), at the rate specified in Condition 3(a), from (and including) the date on which (but for such deferral) the Deferred Interest Payment would otherwise have been due to be made to (but excluding) the date on which such Deferred Interest Payment is paid in accordance with Condition 3(b)(ii) or (iii), as the case may be, in each case such further interest being compounded on each Interest Payment Date.

Non-payment on a scheduled Interest Payment Date of interest deferred pursuant to this Condition 3(b)(i) shall not constitute a default by the Issuer under the Bonds or the Trust Deed or for any other purpose.

(ii)           Optional Settlement of Arrears of Interest

Arrears of Interest may be satisfied at the option of the Issuer, in whole or in part, on any given day (the “Optional Deferred Interest Settlement Date”) following delivery of a notice to such effect given by the Issuer to Bondholders in accordance with Condition 17, the Trustee and the Principal Paying, Transfer and Conversion Agent not more than 14 and no less than seven London business days prior to the relevant Optional Deferred Interest Settlement Date informing them of its election to satisfy such Arrears of Interest (or part thereof) and specifying the relevant Optional Deferred Interest Settlement Date.

No Arrears of Interest will be payable under this Condition 3(b)(ii) in respect of a Bond which is the subject of an exercise of a Bondholder Voluntary Conversion Right where the Conversion Date in respect of such exercise falls on or before the Record Date in respect of such payment of Arrears of Interest.

(iii)          Mandatory Settlement of Arrears of Interest

Notwithstanding the provisions of Condition 3(b)(ii), the Issuer shall pay all (if any) outstanding Arrears of Interest in whole on the first occurring Mandatory Settlement Date following the relevant Interest Payment Date on which any such outstanding Arrears of Interest were first deferred.

Notice of the occurrence of any Mandatory Settlement Date shall be given by the Issuer to Bondholders in accordance with Condition 17, the Trustee and the Principal Paying, Transfer and Conversion Agent as soon as practicable following the event giving rise to the occurrence of the relevant Mandatory Settlement Date.

In addition, the Issuer shall pay all (if any) outstanding Arrears of Interest in respect of any Bond in whole on the earlier of:

(A)                               the date on which such Bond becomes due and payable in accordance with Condition 10; and

(B)                               where such Bond is converted, the relevant Settlement Date,

provided that no Arrears of Interest shall be payable in respect of a Bond which is converted as a result of the exercise of a Bondholder Voluntary Conversion Right pursuant to Condition 4(c).

No Arrears of Interest will be payable under this Condition 3(b)(iii) in respect of a Bond which is the subject of an exercise of a Bondholder Voluntary Conversion Right where the Conversion

Date in respect of such exercise falls on or before the Record Date in respect of such payment of Arrears of Interest.

(iv)          Definitions

A “Compulsory Arrears of Interest Settlement Event” shall have occurred if:

(A)                       a Dividend Declaration is made in respect of any Junior Securities or any Parity Securities (other than in respect of any such dividend, distribution or payment paid or made exclusively in Ordinary Shares); or

(B)                       the Issuer or any of its Subsidiaries repurchases, redeems or otherwise acquires any Junior Securities or any Parity Securities,

save in the case of (a) any such Dividend Declaration in respect of, or such redemption, repurchase or acquisition of, any Parity Securities that is mandatory under the terms of such Parity Securities; (b) any Dividend Declaration or repurchase which is required to be validly resolved on, declared, paid or made in respect of, any share option, or any free share allocation plan in each case reserved for directors, officers and/or employees of the Issuer or any of its affiliates or any associated liquidity agreements or any associated hedging transactions; (c) any purchase of Ordinary Shares by or on behalf of the Issuer as part of an intra-day transaction that does not result in an increase in the aggregate number of Ordinary Shares held by or on behalf of the Issuer as treasury shares at 8:30 a.m. London time on the Interest Payment Date on which any outstanding Arrears of Interest were first deferred; (d) any repurchase or acquisition of Parity Securities that is made for a consideration less than the aggregate nominal or par value of such Parity Securities that are purchased or acquired; (e) any repurchase or acquisition of Ordinary Shares resulting from mandatory obligations or hedging of any convertible securities (including the Bonds) issued by the Issuer or by any Subsidiary of the Issuer and guaranteed by the Issuer; or (f) any repurchase or acquisition of Ordinary Shares resulting from the settlement of existing equity derivatives after the Interest Payment Date on which any outstanding Arrears of Interest was first deferred.

“Dividend Declaration” means the authorisation by resolution of the general meeting of shareholders or the board of directors or other competent corporate body (as the case may be) of the Issuer of the payment, or the making of, a dividend or other distribution or payment (or, if no such authorisation is required, the payment, or the making of, a dividend or other distribution or payment).

“Mandatory Settlement Date” means the earliest of:

(A)                       as soon as reasonably practicable (but not later than the fifth London business day) following the date on which a Compulsory Arrears of Interest Settlement Event occurs; and

(B)                       the next scheduled Interest Payment Date in respect of which the Issuer does not elect to defer in whole the interest accrued in respect of the relevant Interest Period ending on such Interest Payment Date.

(c)                                  Accrual of Interest

In the case of:

(i)            Mandatory Conversion on the Final Maturity Date pursuant to Condition 4(a), interest will cease to accrue on the Bonds with effect from (and including) the Final Maturity Date, and interest accrued from (and including) the Interest Payment Date immediately preceding the Final Maturity Date to (but excluding) the Final Maturity Date shall be paid on the Final Maturity Date (or, if such day is not a Business Day (as defined in Condition 8(e), on the immediately following such Business Day);

(ii)           any Mandatory Conversion at the option of the Issuer pursuant to Condition 4(b), or Mandatory Conversion following an Accelerated Conversion Event pursuant to Condition 4(d), interest will cease to accrue on the relevant Bonds with effect from (and including) the relevant Settlement Date, and interest accrued from (and including) the Interest Payment Date immediately preceding the relevant Settlement Date or, if there is no such Interest Payment Date, from (and including) the Issue Date, to (but excluding) the relevant Settlement Date shall be paid on the relevant Settlement Date (or, if such day is not a Business Day (as defined in Condition 8(e), on the immediately following such Business Day); and

(iii)          a Voluntary Conversion at the option of Bondholders pursuant to Condition 4(c), interest will cease to accrue on the relevant Bond(s) from (and including) the Interest Payment Date falling on or immediately preceding the relevant Conversion Date or, if there is no such Interest Payment Date, from (and including) the Issue Date, provided that, in each such case under (i) or (ii) above, if payment is improperly withheld or refused the relevant Bonds shall continue to bear interest up to (but excluding) the Relevant Date.

4                                         Conversion of Bonds

(a)                                 Mandatory Conversion on the Final Maturity Date

Unless previously converted or redeemed or purchased and cancelled in accordance with these Conditions, each Bond will, subject as provided in these Conditions, be mandatorily converted on the Final Maturity Date into such number of Ordinary Shares as is equal to the Conversion Ratio in effect on the relevant Conversion Date.

The relevant Ordinary Shares shall be delivered by the Issuer on or prior to the Settlement Date.

On the Final Maturity Date (or, if such day is not a Business Day (as defined in Condition 8(e)), on the immediately following such Business Day), the Issuer will also make payment of any accrued interest in accordance with Condition 3(c) and any Arrears of Interest in accordance with Condition 3(b).

(b)                                 Early Conversion at the option of the Issuer

The Issuer may (subject as provided below) on or after 6 April 2016, at its option, upon giving not less than 15 and no more than 20 days’ notice (an “Issuer’s Early Conversion Notice”) to the Bondholders in accordance with Condition 17 and to the Trustee, the Principal Paying, Transfer and Conversion Agent and the Calculation Agent, mandatorily convert all but not some only of the outstanding Bonds into such number of Ordinary Shares in respect of each Bond as is equal to the Conversion Ratio in effect on the relevant Conversion Date.

The relevant Ordinary Shares shall be delivered by the Issuer on or prior to the Settlement Date.

On the relevant Settlement Date (or, if such day is not a Business Day (as defined in Condition 8(e)), on the immediately following such Business Day), the Issuer will also make payment of any accrued interest payable in accordance with Condition 3(c), any Arrears of Interest payable in accordance with Condition 3(b) and the Make-whole Amount payable in accordance with Condition 4(e).

An Issuer’s Early Conversion Notice shall be irrevocable.

No Issuer’s Early Conversion Notice may be delivered pursuant to this Condition 4(b) where the applicable Settlement Date would fall on or after the Final Maturity Date.

The Issuer’s Early Conversion Notice shall specify:

(i)            the Conversion Price and the Conversion Ratio as at the latest practicable date prior to giving such notice;

(ii)           the Conversion Date for the purposes of conversion of Bonds pursuant to this Condition 4(b);

(iii)          the Volume Weighted Average Price of an Ordinary Share as at the latest practicable date prior to giving such notice; and

(iv)          the procedure to be followed by Bondholders in respect of such conversion.

(c)                                  Voluntary Conversion at the option of Bondholders

Subject as provided below, each Bondholder shall have the right (a “Bondholder Voluntary Conversion Right”) to convert any or all of its Bonds into Ordinary Shares at any time on or after 6 April 2016, provided that the Settlement Date in respect thereof shall occur not later than the Final Maturity Date.

The number of Ordinary Shares to be delivered in respect of each Bond on such conversion shall be equal to the Conversion Ratio in effect on the relevant Conversion Date.

A Bondholder may exercise the Bondholder Voluntary Conversion Right by delivering the Certificate representing its Bonds (together with a duly completed and signed Conversion Notice) to the specified office of any Paying, Transfer and Conversion Agent in accordance with Condition 6(a), whereupon the Issuer shall (subject as provided in these Conditions) procure the delivery to or as directed by the relevant Bondholder (in the relevant Conversion Notice) of the relevant Ordinary Shares as provided in Condition 6. The relevant number of Ordinary Shares shall be delivered by the Issuer on or prior to the Settlement Date.

A Bondholder may not exercise a Bondholder Voluntary Conversion Right:

(i)            following the giving of an Issuer’s Early Conversion Notice pursuant to Condition 4(b);

(ii)           following the giving of an Accelerated Conversion Event Notice by the Issuer pursuant to Condition 4(d);

(iii)          if the Settlement Date relating to such exercise would fall after the Final Maturity Date; or

(iv)          in respect of a Bond that has become immediately due and repayable pursuant to Condition 10.

No Make-whole Amount or accrued interest or Arrears of Interest shall be payable in respect of any conversion of Bonds upon the exercise of a Bondholder Voluntary Conversion Right.

Once a Bondholder has exercised a Bondholder Voluntary Conversion Right, its Bonds which are the subject of such exercise shall be converted pursuant to this Condition 4(c) notwithstanding any Issuer’s Early Conversion Notice or Accelerated Conversion Event Notice being given on or after the Conversion Date applicable pursuant to this Condition 4(c).

(d)                                 Mandatory Conversion following an Accelerated Conversion Event

If an Accelerated Conversion Event occurs, the Issuer shall (subject as provided below), no later than the fifth London business day after the occurrence of the Accelerated Conversion Event, give notice (the “Accelerated Conversion Event Notice”) thereof to the Bondholders in accordance with Condition 17, to the Trustee, the Principal Paying, Transfer and Conversion Agent and the Calculation Agent, and all but not some only of the outstanding Bonds shall be mandatorily converted into such number of Ordinary Shares in respect of each Bond as is equal to the Conversion Ratio in effect on the relevant Conversion Date.

The relevant Ordinary Shares shall be delivered by the Issuer on or prior to the Settlement Date.

On the relevant Settlement Date (or, if such day is not a Business Day (as defined in Condition 8(e)), on the immediately following such Business Day), the Issuer will also make payment of any accrued interest payable in accordance with Condition 3(c), the Make-whole Amount payable in accordance with Condition 4(e) and any Arrears of Interest payable in accordance with Condition 3(b).

No Accelerated Conversion Event Notice shall be required to be delivered, and the Bonds shall not be mandatorily converted, pursuant to this Condition 4(d) where the applicable Settlement Date would fall on or after the Final Maturity Date.

The Accelerated Conversion Event Notice shall specify:

(i)            the Conversion Price and the Conversion Ratio immediately prior to the occurrence of the Accelerated Conversion Event and as at the latest practicable date prior to giving such notice;

(ii)           the Conversion Date for the purposes of conversion of Bonds pursuant to this Condition 4(d);

(iii)          the Volume Weighted Average Price of an Ordinary Share as at the latest practicable date prior to giving such notice; and

(iv)          the procedure to be followed by Bondholders in respect of such conversion.

An “Accelerated Conversion Event” shall occur if:

(A)                               the credit rating of Vodafone Group plc (on an issuer, rather than issue, basis and on a senior long term debt basis) from each of Moody’s Investors Service Limited (“Moody’s”), Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch Ratings (“Fitch”), or any of their respective successors (each a “Rating Agency”):

(x)           falls below Baa3 (in the case of Moody’s), below BBB- (in the case of S&P) and below BBB- (in the case of Fitch), as applicable, and Vodafone Group plc does not within a 30 calendar day period subsequently receive a rating (on the basis described above) of Baa3 (in the case of Moody’s) or BBB- (in the case of S&P) or BBB- (in the case of Fitch), or higher, by at least one Rating Agency; or

(y)           is withdrawn by all of the Rating Agencies and is not reinstated to a rating (on the basis described above) of Baa3 (in the case of Moody’s) or BBB- (in the case of S&P) or BBB- (in the case of Fitch), or higher, by at least one Rating Agency within a 30 calendar day period subsequent to such withdrawal; or

(B)                               the Issuer fails to make any payment to any Bondholder under the Bonds when due and such failure continues for more than 30 days from the relevant due date (for the purposes thereof, and for the avoidance of doubt, any interest deferred pursuant to Condition 3(b) shall not be “due” on the relevant scheduled Interest Payment Date for the purposes of this Condition 4(d)); or

(C)                               options contracts in respect of the Ordinary Shares are traded on ICE Futures Europe and any event occurs as a result of which such option contracts are or will be settled in accordance with the ICE Futures Europe’s Corporate Actions Policy, other than (x) a delisting (as contemplated by the ICE Futures Europe Corporate Actions Policy) that does not also constitute a Delisting and (y) where such event also constitutes an Enforcement Event, in which case Condition 10 shall apply; or

(D)                               a Nationalisation, a Delisting or a Change in Law occurs.

If the rating designations employed by Moody’s, S&P or Fitch are changed from those which are described in paragraph (A) above, the Issuer, in consultation with an Independent Adviser, shall determine the rating designations of Moody’s or S&P or Fitch (as appropriate) as are most equivalent to the prior rating designations of Moody’s or S&P or Fitch and the above definition shall be read accordingly.

Neither the Trustee, the Calculation Agent nor any Agent shall be under any duty to monitor whether any Accelerated Conversion Event shall have occurred, and will not be responsible or liable to the Bondholders for any loss arising from any failure by it to do so.

Upon the occurrence of an Accelerated Conversion Event, the Issuer shall promptly deliver to the Trustee a certificate signed by two authorised officers of the Issuer confirming the occurrence thereof and providing details of the event giving rise thereto.

(e)                                  Make-whole Amount

In the case of a Mandatory Conversion at the option of the Issuer pursuant to Condition 4(b) or a Mandatory Conversion following an Accelerated Conversion Event pursuant to Condition 4(d), the Issuer shall pay to each Bondholder on the relevant Settlement Date, in respect of each Bond converted, an amount equal to the Make-whole Amount which shall be paid in accordance with Condition 8.

No Make-whole Amount shall be payable in respect of the exercise of a Bondholder Voluntary Conversion Right pursuant to Condition 4(c).

(f)                                    Fractions

The number of Ordinary Shares to be delivered on conversion to a Bondholder shall be calculated by the Calculation Agent on the basis of the aggregate principal amount of the Bonds being so converted, rounded down, if necessary, to the nearest whole number of Ordinary Shares. Fractions of Ordinary Shares will not be delivered on or in respect of any conversion pursuant to this Condition 4 and no cash payment or other adjustment will be made in lieu thereof.

(g)                                 Taxes and Stamp duties etc.

A Bondholder must pay directly to the relevant authorities any taxes and capital, stamp, issue and registration and transfer taxes and duties arising on conversion of the Bond (other than any taxes or capital, stamp, issue and registration and transfer, and other taxes and duties payable in the United Kingdom in respect of the allotment, issue, transfer and/or delivery (as the case may be) of any Ordinary Shares to or to the order of a Bondholder pursuant to these Conditions on such conversion, which shall be paid by the Issuer). Without prejudice to the foregoing, a Bondholder must pay all, if any, taxes or duties imposed on it and arising by reference to any disposal or deemed disposal of a Bond or interest therein in connection with any Mandatory Conversion or Voluntary Conversion pursuant to this Condition 4.

If (i) the Issuer shall fail to pay any taxes and capital, stamp, issue and registration and transfer taxes and duties payable for which it is responsible as provided above, and the relevant holder shall tender and pay the same or (ii) the Issuer is responsible for any taxes and capital, stamp, issue and registration and transfer taxes and duties as provided above, but such taxes and duties are charged to and/or directly paid by the relevant Bondholder, the Issuer, as a separate and independent stipulation, covenants in respect of the taxes or duties referred to in (i) and/or (ii) above to reimburse and indemnify each Bondholder in respect of any payment thereof and any penalties payable in respect thereof.

For the avoidance of doubt, neither the Trustee, the Calculation Agent nor any Agent shall be responsible for determining whether any taxes and capital, stamp, issue and registration and transfer taxes and duties arising on conversion of the Bonds are payable or the amount thereof and shall not be responsible or liable for any failure by the Issuer to pay any taxes or capital, stamp, issue and registration and transfer taxes and duties payable in respect of the allotment, issue and delivery of any Ordinary Shares upon such conversion.

(h)                                 Purchase or Redemption of Ordinary Shares

The Issuer or any of its Subsidiaries may exercise such rights as it may from time to time enjoy to purchase, hold, redeem or buy back any shares or other Securities of the Issuer (including Ordinary Shares) or any depositary or other receipts or certificates representing the same without the consent of the Bondholders.

5                                         Adjustment of Conversion Price and Ordinary Shares

(a)                                 The Calculation Agent (or, to the extent specified in these Conditions, an Independent Adviser) will adjust the Conversion Price and/or what is considered an Ordinary Share (as applicable) as follows:

(i)            ICE Futures Europe Corporate Actions Policy

(A)                               If option contracts in respect of the Ordinary Shares are traded on ICE Futures Europe and, at any time while there have been no amendments to the ICE Futures Europe Corporate Actions Policy, ICE Futures Europe adjusts such option contracts, or, at any time after there has been an amendment to the ICE Futures Europe Corporate Actions Policy, the Calculation Agent or (where the Calculation Agent determines in its sole discretion it is not capable of making such determination in its capacity as Calculation Agent) an Independent Adviser determines that it would reasonably have been expected that ICE Futures Europe would have adjusted such option contracts pursuant to the ICE Futures Europe Corporate Actions Policy (without any amendment) if the ICE Futures Europe Corporate Actions Policy had not been amended, in light of any corporate actions and/or capital adjustments of the kind specified in Condition 5(b), the Calculation Agent shall with effect as of the same date, adjust the Conversion Price and/or Ordinary Shares (as applicable) as provided in Condition 5(b)(iv); provided that in relation to Cash Dividends and Non Cash Dividends (each as defined below) the Calculation Agent shall make the adjustments as set out in Condition 5(a)(ii) instead of any corresponding or other adjustment under the ICE Futures Europe Corporate Actions Policy; and further provided that, in accordance with Condition 5(b)(iv)(A)(IV) (or, as the case may be, Condition 5(b)(iv)(B)(VI)), in relation to any corporate actions and/or capital adjustments resulting in option contracts being settled at their theoretical fair value (as described in the ICE Futures Europe Corporate Actions Policy for a reason other than a delisting (as contemplated by the ICE Futures Europe Corporate Actions Policy) that does not constitute a Delisting), or in relation to Delisting and Nationalisation, an Accelerated Conversion Event shall occur instead of any adjustment of the Conversion Price and/or Ordinary Shares in relation to the relevant event, and the provisions of Condition 4(d) will apply.

If no option contracts in respect of the Ordinary Shares are traded on ICE Futures Europe, (i) if the Calculation Agent determines in its sole discretion it is capable of making such adjustment in its capacity as Calculation Agent, the Calculation Agent and (ii) in any other case, an Independent Adviser, shall make the adjustments to the Conversion Price and/or Ordinary Shares (as applicable) in light of any corporate actions and/or capital adjustments of the kind specified in Condition 5(b) (other than in relation to the distribution to Shareholders of a Cash Dividend or a Non Cash Dividend, in respect of which the Calculation Agent shall make the adjustments set out in Condition 5(a)(ii) and other than in relation to any corporate actions and/or capital adjustments which would have resulted in the good faith determination of the Calculation Agent, or as the case may be, Independent Adviser, in option contracts being settled at their theoretical fair value (as described in the ICE Futures Europe Corporate Actions Policy for a reason other than a delisting (as contemplated by the ICE Futures Europe Corporate Actions Policy) that does not constitute a Delisting), a Delisting or a Nationalisation, in which case an Accelerated Conversion Event shall occur instead of any corresponding adjustment of the Conversion Price and/or Ordinary Shares in relation to the relevant event) in analogous application of the ICE Futures Europe Corporate Actions Policy with the modifications provided in Condition 5(b)(iv).

(B)                               Following any adjustment contemplated by Condition 5(a)(i)(A), the Issuer may request an Independent Adviser to determine, subject to the requirements that (i) it considers an amendment reasonably necessary and (ii) no amendment may be made which would, in the Trustee’s opinion, (a) impose more onerous obligations on it, or decrease its rights, powers, discretions, authorisations or indemnities, under these Conditions and the Trust Deed or (b) expose the Trustee to liability against which it is not indemnified and/or secured and/or prefunded to its satisfaction without its consent, what amendments (if any) to these Conditions, the Trust Deed and any other relevant documents are appropriate in order to reflect the commercial terms of the adjustment. Upon any such determination being made by such Independent Adviser as aforesaid (upon which determination the Trustee shall rely absolutely and without enquiry or liability) and notified to the Trustee, the Issuer and the Trustee shall (at the expense of the Issuer), pursuant to the terms of the Trust Deed and without the consent of the Bondholders, effect such amendments as so determined by the Independent Adviser to these Conditions, the Trust Deed and any other relevant documents.

See Condition 5(b) below for a summary of certain aspects of the ICE Futures Europe Corporate Action Policy in effect as at the Launch Date.

(ii)           Cash/Non-Cash Dividends

If an Ex-Date in respect of a Cash Dividend or a Non Cash Dividend (a “Relevant Dividend”) falls on or prior to the Conversion Date, the Calculation Agent shall calculate the adjustment to the Conversion Price in accordance with the following formula (instead of any corresponding or other adjustment under the ICE Futures Europe Corporate Actions Policy):

Xn = Xo x R

Where:

Xn                                  =                                         the adjusted Conversion Price;

Xo                                  =                                         the Conversion Price on the Relevant Record Date;

R                                       =                                         Se / (Se + D);

Se                                     =                                         the arithmetic average of the daily Volume Weighted Average Prices of an exentitlement Ordinary Share on each of the five consecutive Scheduled Trading Days (the “Averaging Period”) commencing on and including the Ex-Date in respect of the Relevant Dividend; and

D                                       =                                         the Fair Market Value of the Net Amount of the Relevant Dividend on a per Ordinary Share basis.

(iii)          For the purposes of Condition 5(a)(ii):

(A)                               the relevant adjustment to the Conversion Price in respect of the Relevant Dividend will be determined on the first day (the “Relevant Determination Date”) on which both “Se” and “D” have been determined by the Calculation Agent (or, as the case may be, the Independent Adviser);

(B)                               the Fair Market Value of the Net Amount of a Relevant Dividend shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Ex-Date in respect of the Relevant Dividend; and

(C)                               the effective date for the relevant adjustment to the Conversion Price will be the Ex-Date in respect of the Relevant Dividend (notwithstanding that the Relevant Determination Date will occur after the Ex-Date).

(iv)          Definitions

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) or (c) of the definition of “Dividend”.

“Dividend” means any dividend or distribution to Shareholders (including a Spin-Off) whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to holders upon or in connection with a reduction of capital (and for these purposes a distribution of assets includes without limitation an issue of Ordinary Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves); provided that:

(a)                                 where:

(1)                                 a dividend in cash is announced which may at the election of a Shareholder or Shareholders be satisfied by the issue or delivery of Ordinary Shares or other property or assets, or where an issue of Ordinary Shares to Shareholders by way of a capitalisation of profits or reserves (including any share premium account or capital redemption reserve) is announced which may at the election of a Shareholder or Shareholders be satisfied by the payment of cash, then the dividend or capitalisation in question shall be treated as a Cash Dividend of an amount equal to the Fair Market Value of such cash amount as at the first date on which the Ordinary Shares are traded ex- the relevant dividend or capitalisation on the Relevant Stock Exchange; or

(2)                                 there shall be any issue of Ordinary Shares or other property or assets to Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a dividend (whether or not a cash dividend equivalent or amount is announced) or a dividend in cash that is to be satisfied by the issue or delivery of Ordinary Shares or other property or assets, in each case other than in the circumstances the subject of sub-paragraph (1) above, the capitalisation or dividend in question shall be treated as a Cash Dividend of an amount equal to the Volume Weighted Average Price of such Ordinary Shares or, as the case may be, the Fair Market Value of such other property or assets as at the first date on which the Ordinary Shares are traded ex- the relevant capitalisation or, as the case may be, ex- the relevant dividend on the Relevant Stock Exchange or, if later, the Dividend Determination Date, save that where a dividend in cash is announced which is to be satisfied by the issue or delivery of Ordinary Shares where the number of Ordinary Shares to be issued or delivered is to be determined during a period following such announcement and is to be determined by reference to a publicly available formula based on the closing price or volume weighted average price or any like or similar pricing benchmark of the Ordinary Shares, without factoring in any discount to such price or benchmark, then such dividend shall be treated as a Cash Dividend in an amount equal to the Fair Market Value of such cash amount on such date as such cash amount is determined as aforesaid;

(b)                                 where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by the Issuer for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Ordinary Shares held by them from a person other than (or in addition to) the Issuer, such dividend or distribution shall for the purposes of these Conditions be treated as a dividend or distribution made or paid to Shareholders by the Issuer, and the foregoing provisions of this definition and the provisions of these Conditions shall be construed accordingly;

(c)                                  where a dividend in cash is declared which provides for payment to Shareholders in the Relevant Currency, whether at the option of Shareholders or otherwise, it shall be treated as a Cash Dividend in the amount of such Relevant Currency and in any other case it shall be treated as a Cash Dividend in the amount and in the currency in which it is payable to the Shareholders; and

(d)                                 a dividend or distribution that is a Spin-Off shall be deemed to be a Non Cash Dividend,

and any such determination shall (save in the case of determining the Fair Market Value of the Net Amount of a Relevant Dividend pursuant to Condition 5(a)) be made (by the Calculation Agent) on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“Ex-Date” means the first Scheduled Trading Day on which the Ordinary Shares are traded ex-the Relevant Dividend on the Relevant Stock Exchange.

“Net Amount” means, in respect of any Relevant Dividend, the amount in respect of such Relevant Dividend as would be received, after any applicable withholding or deduction on account of United Kingdom taxation, by a holder of the Ordinary Shares in respect of which such Relevant Dividend is paid or made that is a bank or financial institution resident for tax purposes in the United Kingdom and within the charge to corporation tax, and disregarding any associated tax credit. If there are one or more Hedging Counterparties on the Relevant Record Date in relation to such cash dividend or Relevant Dividend, the Net Amount in respect thereof shall be determined in good faith by the Issuer in consultation with such Hedging Counterparty or Hedging Counterparties, as the case may be, and notified by it to the Calculation Agent no later than on the Relevant Record Date. If there is no Hedging Counterparty on the Relevant Record Date in relation to such Relevant Dividend as aforesaid, the Net Amount in respect thereof shall be determined in good faith by an Independent Adviser no later than on the Relevant Record Date. The Calculation Agent shall rely upon, and shall not be liable and shall not incur any liability as against the Issuer, the Trustee, the Bondholders or any other party in respect of, any such determination by the Issuer or an Independent Adviser as aforesaid.

“Non Cash Dividend” means a Dividend which is not a Cash Dividend and shall include a Spin-Off.

“Relevant Record Date” means the Scheduled Trading Day which immediately precedes the relevant Ex-Date in respect of the Relevant Dividend.

“Spin-Off” means:

(a)                                 a distribution of Spin-Off Securities by the issuer of an Ordinary Share to Shareholders as a class; or

(b)                                 any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted) by any entity (other than the issuer of an Ordinary Share) to Shareholders as a class, pursuant in each case to any arrangements with the issuer of an Ordinary Share or any of its Subsidiaries, in each case other than in the circumstances the subject of paragraph (a) of the definition of “Dividend”.

“Spin-Off Securities” means equity share capital of an entity other than the issuer of an Ordinary Share, or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the issuer of an Ordinary Share.

(b)                                 Summary of certain aspects of the ICE Futures Europe Corporate Actions Policy

The ICE Futures Europe Corporate Actions Policy provides for adjustments of options contracts in respect of shares, including the Ordinary Shares, which would likely be applied by ICE Futures Europe in determining adjustments to the options contracts related to the Ordinary Shares.

The results of such adjustments will be applied by the Calculation Agent when determining adjustments of the Conversion Price, pursuant to Condition 5(a) with the modifications set out in Condition 5(b)(iv), except where the Corporate Action constitutes a Cash Dividend, Non Cash Dividend, Delisting, Nationalisation or other Corporate Action resulting in option contracts being settled at their theoretical fair value.

The ICE Futures Europe Corporate Actions Policy is subject to change from time to time.

However, changes made after the Launch Date will not have effect for the purposes of the Conditions, except as expressly provided in Condition 5(b)(iv)(B)(VI). If changes are made to the ICE Futures Europe Corporate Actions Policy, the Calculation Agent (or, as the case may be, pursuant to these Conditions, an Independent Adviser) will determine what the adjustment would have been if the policy had not been amended (each such determination being a “Deemed Adjustment”) and Condition 5(b)(iv)(B) will apply.

Further, ICE Futures Europe retains the right to determine how any particular Corporate Action will be reflected in option contract adjustments on a case by case basis despite the provisions of the ICE Futures Europe Corporate Action Policy. Consequently, the ICE Futures Europe Corporate Action Policy provides only the methodology which will as a general rule be applied to cater for Corporate Actions and deviations may be made therefrom at any time. Neither the Issuer, the Calculation Agent nor the Trustee is responsible for informing Bondholders of any change at any time to the ICE Futures Europe Corporate Actions Policy. Conditions 5(b)(i), 5(b)(ii) and 5(b)(iii) are for information purposes only and have been prepared in order to provide Bondholders with summary information of potential adjustments following the occurrence of certain Corporate Actions and such adjustments are subject to change. The information has been adjusted to the extent practicable to fit with the terminology of the Bonds. However, ICE Futures Europe may apply the ICE Futures Europe Corporate Actions Policies differently, in particular with respect to the definition and determination of Corporate Action below. In the case of any discrepancy between this description and the ICE Futures Europe Corporate Actions Policy or actual option contract adjustments made by ICE Futures Europe, the ICE Futures Europe Corporate Actions Policy or the actual option contract adjustments made by ICE Futures Europe prior to any amendment of the ICE Futures Europe Corporate Actions Policy as applicable shall prevail.

(i)            Corporate Action

For the purposes of this Condition 5(b), “Corporate Action” means any of the following events occurring prior to the Conversion Date:

(A)                                a cash and/or scrip dividend, a bonus or scrip issue, a rights issue, a share split, subdivision or consolidation, a demerger or any other event affecting or giving rise to a right or entitlement attaching or accruing to the shares of, or ownership of shares in, a company; or

(B)                                a takeover, merger or any arrangement, transaction or series of transactions which will or may result in the acquisition by any person or persons or any associated person or persons of a substantial proportion of the shares of a company; or

(C)                               any other event which, in the opinion of ICE Futures Europe, impacts or may impact on an option contract in respect of the shares of a company.

These Corporate Actions and any adjustments made by ICE Futures Europe described below will be relevant to the determinations made by the Calculation Agent (or, as the case may be, as provided pursuant to these Conditions, an Independent Adviser) only if such Corporate Actions are not a Cash Dividend, a Non-Cash Dividend, Delisting or Nationalisation which have been excluded from the scope of the applicability of the ICE Futures Europe Corporate Actions Policy pursuant to Condition 5(a) of these Conditions.

(ii)           Other defined terms

For the purposes of this Condition 5(b):

“cum entitlement” means, in respect of a share, with the right, before a date determined and published from time to time by the stock exchange determined by ICE Futures Europe, to any Relevant Entitlement relating thereto.

“EDSP” means the exchange delivery settlement price determined by ICE Futures Europe in accordance with its rules.

“ex-entitlement” means, in respect of a share, without the entitlement, on or after a date determined and published from time to time by the stock exchange determined by ICE Futures Europe, to any Relevant Entitlement relating thereto.

“Lot Size” means the number of shares underlying one option contract.

“Ratio Method” means that ICE Futures Europe will determine and disclose the adjustment ratio if known or the equation necessary to calculate the ratio. The adjustment ratio will be rounded, using normal mathematical rounding conventions, to five decimal places. Application of the adjustment ratio with respect to exercise prices, the creation of reference prices, and Lot Sizes will be made with the rounded adjustment ratio. For option contracts the adjustment ratio is used to alter the Lot Size (by dividing the Lot Size by the ratio) and the exercise price (by multiplying the exercise price by the ratio). On exercise, delivery sellers are required to deliver the adjusted number of ex-entitlement shares in return for a consideration of the adjusted exercise price multiplied by the adjusted Lot Size. Equalisation payments will be made for all option contracts to neutralise the effect observed due to rounding of the Lot Size.

“Relevant Entitlement” means any one or more of a cash dividend, scrip dividend, bonus issue, scrip issue, rights issue, or any other right or entitlement, attaching or accruing to, or otherwise affecting, from time to time, a share or ownership of a share.

“Package Method” means that ICE Futures Europe will substitute the underlying shares in an option contract with a package of the ex-entitlement shares and the proportionate number of entitlements. In the case of physical delivery option contracts, on exercise, delivery sellers are required to deliver the ex-entitlement shares and the proportionate number of entitlements in consideration for the exercise price multiplied by the Lot Size. Fractions of shares will be settled in cash. No adjustment will be made to the Lot Size or exercise prices. In the case of cash settlement option contracts on exercise, the EDSP will be determined by aggregating the components which form the package. Daily settlement prices will not be adjusted to create reference prices and no adjustment will be made to the Lot Size or to the trading code.

(iii)          Consequences of a Corporate Action pursuant to the ICE Futures Europe Corporate Actions Policy

Upon the occurrence of a Corporate Action, the following adjustments are likely to be made by ICE Futures Europe in respect of option contracts in respect of shares, including the Ordinary

Shares, subject to any discretion exercised by ICE Futures Europe when performing the actual adjustments:

(A)                                Bonus issues, stock splits, reverse stock splits, subdivisions or consolidations of share capital

The Ratio Method will be used to adjust option contracts to cater for a bonus issue, stock split, reverse stock split, subdivision or consolidation of share capital.

The adjustment ratio shall be constructed as follows:

Where :

P = The official closing price or such other price as determined by ICE Futures Europe and set out in the notice relating to the Corporate Action of the cum entitlement share on the stock exchange determined by ICE Futures Europe

E = Value of the entitlement per share

O = Cum amount of shares (old)

N = Ex amount of shares (new)

For bonus issues, stock splits, reverse stock splits, subdivisions or consolidations, P and E are irrelevant. Therefore the formula for the adjustment ratio for bonus issues, stock splits, reverse stock splits, subdivisions or consolidations simply reads:

(B)                                Rights issues and open offers

The Ratio Method will be used to adjust option contracts to cater for rights issues and open offers. The Adjustment Ratio will be calculated by creating a ratio of the theoretical ex-entitlement share price to the cum entitlement share price.

For the avoidance of doubt, the ICE Futures Europe will make adjustments to option contracts where the entitlement issue creates an exclusive entitlement to existing shareholders, irrespective of the tradability of the entitlement. ICE Futures Europe will interpret a rights issue or an open offer to shareholders as a Corporate Action that creates an exclusive entitlement to shareholders, insofar that the entitlement has positive value.

Calculations of the value of the entitlement and the adjustment ratio for a straightforward issue are as follows:

Value of the Relevant Entitlement per share

Where :

E = Theoretical value of an entitlement

P = The official closing price or such other price as determined by ICE Futures Europe and set out in the notice relating to the Corporate Action of the cum entitlement share on the stock exchange determined by ICE Futures Europe

S = Subscription price of one new share

d = Dividend to which new shareholders are not entitled

h = Number of existing shares specified as eligible for the entitlement

r = Number of new shares specified as the entitlement

x = 1

Adjustment Ratio

The Adjustment Ratio will be applied to exercise prices and daily settlement prices as described in the Ratio Method at the close of business on the last business day that the company’s shares are trading cum entitlement.

Where an entitlement issue entitles shareholders to take up securities that are not pari passu in all respects to those shares which derived the entitlement, or will not immediately convert into those shares, ICE Futures Europe may determine the value of the entitlement by means of a members’ survey. The survey will be conducted on the last business day that the company’s shares are trading cum entitlement.

It should be noted that where a market auction facility is available on the stock exchange determined by ICE Futures Europe, ICE Futures Europe may, at its discretion, use the closing price of the rights from the market auction on the last cum entitlement trading day to determine a theoretical ex-entitlement share price.

ICE Futures Europe will have regard, where possible, to any adjustment or valuation methodology applied to any index which the underlying share may be a constituent of, to cater for the event.

(C)                               Demergers

The Package Method will be used to cater for demergers where shares of the demerged company can be delivered and settled in a qualifying settlement system and/or traded on a qualifying stock exchange as determined by ICE Futures Europe pursuant to the ICE Futures Europe Corporate Actions Policy and are denominated in the relevant currency of the option contracts.

If the shares of a demerged company cannot be delivered and settled in a settlement system and/or traded on a stock exchange determined by ICE Futures Europe and are not denominated in the relevant currency of the option contracts, then the Ratio Method will be applied.

The adjustment ratio will be calculated as follows

In the case that a demerger results in the creation of two or more companies, shares of those demerged companies will be subject to the above conditions, such that if the shares of each demerged company cannot be delivered and settled in a settlement system and/or traded on a stock exchange and are not denominated in the relevant currency of the option contracts, then the Ratio Method will be applied to the shares of those demerged companies, in their respective proportions.

In determining the value of a demerged company’s shares for the purpose of applying the Ratio Method, ICE Futures Europe may conduct a members’ survey on the last date which the company’s shares are trading cum entitlement. However, on or prior to this date, if the value of shares in the demerged company can be determined from market trading on any facility operated by the stock exchange determined by ICE Futures Europe, then this value will be used in place of a members’ survey.

If the demerged company is already traded on an exchange designated by ICE Futures Europe, ICE Futures Europe may adjust the contracts in accordance with the Ratio Method.

(D)                               Mergers and takeovers

To cater for a merger or takeover, ICE Futures Europe will use the structure of the headline offer (“offer consideration”) to determine what adjustment methodology to apply to option contracts.

In general ICE Futures Europe will calculate implied volatilities for the purpose of (a possible) fair value settlement as described in the ICE Futures Europe Corporate Actions Policy, whether the offer is in stock, or in cash or in a combination of both.

The Ratio Method will be applied where the offer consideration is composed purely of shares in another company. The Ratio Method will only be employed should ICE Futures Europe deem that the shares which form the headline offer can be delivered and settled in a settlement system and/or traded on a stock exchange determined by ICE Futures Europe and are denominated in the relevant currency of the option contracts. In applying the Ratio Method to substitute the underlying value of the option contracts the adjustment ratio will be calculated as follows.

Where y is equal to the number of shares offered under the headline offer for every x shares held in the underlying company. This ratio will be applied as described in the Ratio Method, such that the underlying shares of the contract will be substituted in the same proportion as determined by the headline offer, for the shares that form the offer consideration. Use of the Ratio Method will ensure daily settlement prices and exercise prices are adjusted in line with the level of the new underlying shares. The Ratio Method will only be applied on cases where the new underlying shares that have resulted from the merger or takeover are denominated in the same currency as the relevant currency for the option contracts. Where this is not the case, a fair value methodology will be employed.

If ICE Futures Europe deems that those shares which form the offer consideration cannot be delivered and settled in a settlement system and/or traded on a stock exchange determined by ICE Futures Europe and are not denominated in the relevant currency of the option contracts, then the option contracts will be settled at their theoretical fair value (as described in the ICE Futures Europe Corporate Actions Policy).

Where the offer consideration is composed purely of cash, the option contracts will be settled at their theoretical fair value (as described in as described in the ICE Futures Europe Corporate Actions Policy).

Where the offer is composed of both shares and cash, and ICE Futures Europe deems that the share element cannot be delivered and settled in a settlement system and/or traded on a stock exchange determined by ICE Futures Europe and are not denominated in the relevant currency of the option contracts, then the option contracts will be settled at their theoretical fair value. If the share element can be delivered and settled in a settlement system and/or traded on a stock exchange determined by ICE Futures Europe and are denominated in the relevant currency of the option contracts, ICE Futures Europe will deem whether the Ratio Method may be applied, such that the resulting contracts would become contracts purely on the share element. In this case the Adjustment Ratio will be based on the share price of the company issuing the bid.

Generally ICE Futures Europe will seek to use the official closing price of the shares on the market where the company has its primary listing. However in cases where the company issuing the bid has its primary listing in a different time zone than the target company, ICE Futures Europe may use an official closing/opening price established on a secondary venue, use a VWAP calculation or use the EDSP calculation. Lastly, if the price of the share of the company issuing the bid is not available or cannot be determined at an appropriate time, ICE Futures Europe reserves the right to calculate the Adjustment Ratio on the basis of the share price of the target company.

In the circumstance that the cash element represents over 67% of the total offer consideration, the option contracts will be settled at their theoretical fair value (as described in the ICE Futures Europe Corporate Actions Policy), and the Ratio Method will not be applied. For the avoidance of doubt, once the Exchange has determined the proportion of cash and made such announcement as to the type of adjustment methodology, the methodology will not then be changed simply due to share price movements affecting the proportion of cash.

Pt = C + (N*S)

Where:

Pt = Theoretical value of one share of the target company

N = Number of shares of the offeror received per share of the target company

O = 1

C = Cash element of the offer per share held

S = Cum event share price of the company that is issuing the offer (being the offeror)

Adjustments to option contracts will be made when a relevant offer is declared effective by the offeror and if the threshold of the majority of the outstanding shares (50% + 1) is met.

In the case of offers, whereby the relevant offer is a mandatory offer by law, ICE Futures Europe will use a threshold of 75% of the outstanding shares to determine whether the relevant offer is effective.

(E)                                Share repurchases

ICE Futures Europe will generally treat instances where a company repurchases its own shares in the market as a non-adjustable event. However, on occasions where a company makes an offer for its own shares at a premium to the prevailing market price, and where shareholders have equal opportunity to participate in the offer, ICE Futures Europe may, where practical, deem the share repurchase as an adjustable event.

(F)                                Special circumstances

If the underlying share of the option contract is no longer tradable and/or deliverable due to circumstances not described in the ICE Futures Europe Corporate Actions Policy, ICE Futures Europe will decide on a case by case basis what the consequences for the option contracts will be, and will inform the regulator at the same time as issuing a notice in relation to such event.

(iv)                              Adjustment by the Calculation Agent and/or Ordinary Shares of the Conversion Price following a Corporate Action

(A)                               Prior to any amendment of the ICE Futures Europe Corporate Actions Policy

(I)                                   For the purpose of adjusting the Conversion Price following an adjustment by ICE Futures Europe to option contracts in respect of Ordinary Shares pursuant to the ICE Futures Europe Corporate Actions Policy in accordance with the Ratio Method, the Calculation Agent shall determine whether when determining the Adjustment Ratio, ICE Futures Europe has used a price for the relevant share which:

(i)            is cum entitlement; and

(ii)           is not equal to (1) if the relevant Corporate Action is a rights issue, the Closing Price of an Ordinary Share on the Scheduled Trading Day immediately preceding the first Scheduled Trading Day on which the Ordinary Shares are traded ex-entitlement, or (2) if the relevant Corporate Action is not a rights issue, the 5 Day VWAP, such price used by ICE Futures Europe as aforesaid and satisfying both provisos (i) and (ii) being a “Cum Entitlement Price”. If the adjustment ratio has been determined by ICE Futures Europe based on a Cum Entitlement Price, the Calculation Agent shall recalculate the adjustment ratio using (1) if the relevant Corporate Action is a rights issue, the Closing Price referred to in paragraph (ii)(1) above, or (2) if the relevant Corporate Action is not a rights issue, the 5 Day VWAP referred to in paragraph (ii)(2) above, in each case instead of the Cum Entitlement Price (being the “CA Adjustment Ratio”).

For the purpose of adjusting the Conversion Price in respect of the Bonds the Calculation Agent shall multiply the Conversion Price in effect prior to the adjustment performed by ICE Futures Europe by the relevant CA Adjustment Ratio and the resulting adjusted Conversion Price shall apply as of the date from which the adjustment made by ICE Futures Europe applies.

Subject as provided in Condition 5(b)(iv)(A)(II) below, if the Calculation Agent determines that the Adjustment Ratio has been determined by ICE Futures Europe (i) based on the relevant Closing Price referred to in paragraph (ii)(1) above (in the context of a rights issue) or the 5 Day VWAP (in the context of any other Corporate Action) or (ii) pursuant to a formula that is not based on the price of a cum entitlement Ordinary Share, for the purpose of adjusting the Conversion Price in respect the Bonds the Calculation Agent shall multiply the Conversion Price in effect prior to the adjustment performed by ICE Futures Europe by the relevant Adjustment Ratio determined by ICE Futures Europe and the resulting adjusted Conversion Price shall apply as of the date from which the adjustment made by ICE Futures Europe applies.

(II)                              The Adjustment Ratio (if any) determined by ICE Futures Europe following a merger or takeover shall be used by the Calculation Agent to determine the Conversion Price as provided in Condition 5(b)(iv)(A)(I) if the cash entitlement represents no more than 33% of the total offer consideration in relation to such merger or takeover, as determined and announced by ICE Futures Europe or (if no such determination has been announced by ICE Futures Europe) by the Calculation Agent or (where the Calculation Agent determines in its sole discretion it is not capable of making such determination in its capacity as Calculation Agent, or at the Issuer’s election in its sole discretion) an Independent Adviser. If the cash entitlement represents more than 33% but no more than 67% of the total offer consideration (as determined and announced by ICE Futures Europe or (if no such determination has been announced by ICE Futures Europe) as aforesaid by the Calculation Agent or, as the case may be, an Independent Adviser) in relation to such merger or takeover, then the Calculation Agent shall determine the Conversion Price as provided in Condition 5(b)(iv)(A)(I) with references to 5 Day VWAP replaced by references to 20 Day VWAP. If the cash entitlement represents more than 67% of the total offer consideration (as determined and announced by ICE Futures Europe or (if no such determination has been announced by ICE Futures Europe) as aforesaid by the Calculation Agent or, as the case may be, an Independent Adviser) in relation to such merger or takeover, there will be no adjustment of the Conversion Price in respect of such merger or takeover, an Accelerated Conversion Event shall be deemed to have occurred pursuant to sub-paragraph (C) of the definition thereof and the provisions of Condition 4(d) will apply.

(III)                         If ICE Futures Europe has applied the Package Method (and consequently an Adjustment Ratio has not been calculated and published), the Conversion Price will not be adjusted and what is considered an Ordinary Share will change pursuant to the definition of Ordinary Share.

(IV)                          If option contracts are settled at their theoretical fair value (as described in the ICE Futures Europe Corporate Actions Policy for a reason other than a delisting (as contemplated by the ICE Futures Europe Corporate Actions Policy) that does not constitute a Delisting) or in the case of Nationalisation or Delisting, the Conversion Price will not be adjusted in relation to such an event, what is considered an Ordinary Share will not change, an Accelerated Conversion Event shall be deemed to have occurred and the provisions of Condition 4(d) will apply.

(B)                               Following any amendment of the ICE Futures Europe Corporate Actions Policy

(I)                                   Subject as provided in Condition 5(b)(iv)(B)(II) to 5(b)(iv)(B)(VI) below, for the purpose of adjusting the Conversion Price following an adjustment by ICE Futures Europe to option contracts in respect of Ordinary Shares in accordance with the Ratio Method following an amendment to the ICE Futures Europe Corporate Actions Policy, (i) if the Calculation Agent determines in its sole discretion it is capable of making such determination in its capacity as Calculation Agent, the Calculation Agent, or (ii) in any other case, an Independent Adviser, shall determine what the adjustment would have been if the policy had not been amended (each such determination being a “Deemed Adjustment”) and shall calculate in accordance with the ICE Futures Europe Corporate Actions Policy (without any amendment), any Adjustment Ratio required to be calculated for the purposes of such Deemed Adjustment, provided that the Calculation Agent (or, as the case may be, an Independent Adviser as aforesaid) shall use the Closing Price (if the relevant Corporate Action is a rights issue) or the 5 Day VWAP (in the case of any other Corporate Action) instead of any Cum Entitlement Price for the purpose of such calculation (in each case in like manner as provided in Condition 5(b)(iv)(A)(I)).

(II)                              Following a merger or takeover (i) if the Calculation Agent determines in its sole discretion it is capable of making such determination in its capacity as Calculation Agent, the Calculation Agent, or (ii) in any other case, an Independent Adviser, shall determine the Conversion Price as provided in Condition 5(b)(iv)(B)(I) if the cash entitlement represents no more than 33% of the total offer consideration in relation to such merger or takeover. If the cash entitlement represents more than 33% but no more than 67% of the total offer consideration in relation to such merger or takeover, then the Calculation Agent shall determine the Conversion Price as provided in Condition 5(b)(iv)(B)(I) with references to 5 Day VWAP replaced by references to 20 Day VWAP. If the cash entitlement represents more than 67% of the total offer consideration in relation to such merger or takeover, there will be no adjustment of the Conversion Price in respect of such merger or takeover, an Accelerated Conversion Event shall be deemed to have occurred pursuant to sub-paragraph (C) of the definition thereof and the provisions of Condition 4(d) will apply.

(III)                         Any adjustment pursuant to 5(b)(iii)(E) or 5(b)(iii)(F) will be made by an Independent Adviser.

(IV)                          For the purpose of this Condition 5(b)(iv)(B), in the case of a demerger (i) the Package Method will be applied if the Relevant Stock Exchange (as defined in these Conditions) for the shares of the demerged company is a stock exchange or securities market located in the European Union and (ii) the Ratio Method will be used to make adjustments if Ordinary Shares of the demerged company can not be so delivered, settled and/or traded.

(V)                               If pursuant to the ICE Futures Europe Corporate Actions Policy (without any amendment) the Package Method is applied by the Calculation Agent (or, as the case may be, an Independent Adviser as aforesaid) (and consequently an Adjustment Ratio has not been determined), the Conversion Price will not be adjusted and what is considered an Ordinary Share will change pursuant to the definition of Ordinary Share.

(VI)                          If option contracts are settled at their theoretical fair value (as described in the amended ICE Futures Europe Corporate Actions Policy for a reason other than a delisting (as contemplated by the amended ICE Futures Europe Corporate Actions Policy) that does not constitute a Delisting) or in the case of Nationalisation or Delisting, the Conversion Price will not be adjusted in relation to such an event, what is considered an Ordinary Share will not change, an Accelerated Conversion Event shall be deemed to have occurred and the provisions of Condition 4(d) will apply.

(c)                                  Calculation of Adjustments and roundings:

Adjustments in accordance with this Condition 5 (other than Condition 5(a)(ii), which shall become effective as provided in Condition 5(a)(iii)) will become effective as of the same date as any corresponding adjustments made by ICE Futures Europe, provided that any adjustment made in accordance with the second paragraph of Condition 5(a)(i)(A) or in accordance with Condition 5(b)(iv)(B) shall become effective as of the date determined to be the effective date by the Calculation Agent, or, as the case may be, an Independent Adviser.

No adjustment in accordance with this Condition 5 will be made if the effective date for such adjustment falls after the Conversion Date. For the avoidance of doubt, Condition 5(a)(iii) provides that the effective date for an adjustment to the Conversion Price in respect of a Relevant Dividend will be the Ex-Date for such Relevant Dividend. Accordingly, provided the Ex-Date for a Relevant Dividend falls on or before the Conversion Date, the relevant adjustment to the Conversion Price will be effective as at the Conversion Date, even if such adjustment can only be determined after the Conversion Date.

Adjustments to the Conversion Price pursuant to this Condition 5 shall be determined and calculated in good faith by the Calculation Agent and/or, to the extent so specified in these Conditions, by an Independent Adviser. Adjustments to the Conversion Price calculated by the Calculation Agent or, where applicable, an Independent Adviser and any other determinations made by the Calculation Agent or, where applicable, an Independent Adviser pursuant to these Conditions shall be final and binding (in the absence of manifest error) on the Issuer, the Trustee and the Bondholders. The Calculation Agent may, subject to the provisions of the Calculation Agency Agreement, consult, at the expense of the Issuer, on any matter (including but not limited to, any legal matter), with any legal or other professional adviser and it shall be able to rely upon, and it shall not be liable and shall incur no liability as against the Issuer or the Bondholders in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion. The Calculation Agent shall act solely upon request from and as agent of the Issuer and the Calculation Agent or, as the case may be, any Independent Adviser appointed by the Issuer in accordance with these Conditions, will not thereby assume any obligations towards or relationship of agency or trust with, and they shall not be liable and shall incur no liability as against, the Bondholders.

If any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, and following consultation between the Issuer and an Independent Adviser, a written opinion of such Independent Adviser in respect thereof shall be conclusive and binding on the Issuer, the Trustee and the Bondholders, save in the case of manifest error.

Any adjustment to the Conversion Price determined will, if necessary, be rounded to four decimal places, with £0.00005 being rounded upwards, and any subsequent adjustments shall be made on the basis of such adjusted Conversion Price so rounded.

(d)                                 Notifications of Adjustments

The Issuer will give notice to Bondholders (in accordance with Condition 17), to the Trustee and (if not determined by the Calculation Agent) to the Calculation Agent of any adjustment to the Conversion Price pursuant to this Condition 5 as soon as reasonably practicable.

(e)                                  No Duty to Monitor

Neither the Calculation Agent, the Trustee nor any Agent shall be under any duty to monitor whether any event or circumstance has happened or exists or may happen or exist and which requires or may require an adjustment to be made to the Conversion Price or Ordinary Share (pursuant to the definition thereof) and none of them will be responsible or liable to the Bondholders for any loss arising from any failure by it to do so, and neither shall the Trustee, the Calculation Agent nor any Agent be responsible or liable to any person (other than, in the case of the Calculation Agent, to the Issuer pursuant and subject to the relevant provisions of the Calculation Agency Agreement) for any determination of whether or not an adjustment to the Conversion Price or Ordinary Share (as aforesaid) is required or should be made, nor as to the determination or calculation of any such adjustment.

(f)                                   Share Option Schemes, Dividend Reinvestment Plans

No adjustment will be made to the Conversion Price where Ordinary Shares or other Securities are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the issuer of the Ordinary Shares or any of its Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme or pursuant to any dividend reinvestment plan or similar plan or scheme.

6                                         Procedure for Conversion

(a)                                 Conversion Notices

As a precondition to any delivery of any Ordinary Shares pursuant to a Mandatory Conversion of the Bonds (but not, for the avoidance of doubt, to the payment of any Make-whole Amount, accrued interest or Arrears of Interest in connection with any such conversion), a Bondholder shall be required to deliver the relevant Certificate or Certificates representing such Bonds together with a duly completed and signed notice of conversion (a “Conversion Notice”), in the form (for the time being current) obtainable from any Paying, Transfer and Conversion Agent, to the specified office of any Paying, Transfer and Conversion Agent by not later than five Scheduled Trading Days prior to the relevant Settlement Date.

Subject as provided in Condition 4(c) and 6(f), a Bondholder may exercise the Bondholder Voluntary Conversion Right by delivering the Certificate or Certificates representing its Bonds (together with a duly completed and signed Conversion Notice) to the specified office of any Paying, Transfer and Conversion Agent. Such exercise may only be in respect of an authorised denomination (as defined in Condition 1(a)) or a whole multiple thereof.

In the relevant Conversion Notice the Bondholder is required to designate, inter alia, details of the account with CREST and the name or names in which the Ordinary Shares shall be credited.

If, in the case of a Mandatory Conversion of any Bonds, the Conversion Notice and/or the relevant Certificate(s) representing such Bonds are not delivered to the specified office of a Paying, Transfer and Conversion Agent by not later than the date which is scheduled to be five Scheduled Trading Days prior to the relevant Settlement Date (such Bonds being the “Unsurrendered Bonds”), the relevant Ordinary Shares will be issued to a person (the “Relevant Person”) selected by the Issuer on the relevant Settlement Date. Upon issue of the relevant Ordinary Shares to or to the order of the Relevant Person, the Bondholders shall have no further rights to delivery of Ordinary Shares under the Unsurrendered Bonds and their entitlement shall instead be to the net proceeds of sale of the relevant Ordinary Shares, subject to and in accordance with this Condition 6(a). The Issuer shall procure that all of such Ordinary Shares shall be sold by or on behalf of the Relevant Person as soon as practicable based on advice from a reputable financial institution, investment or commercial bank or broker selected by the Issuer, and (subject to any necessary consents being obtained and to the deduction by or on behalf of the Relevant Person of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue or registration and transfer taxes or duties (if any) and any fees or costs incurred by or on behalf of the Relevant Person in connection with the allotment and sale thereof) the Issuer shall procure that the net proceeds of sale (converted where applicable into pounds sterling by the Relevant Person) shall be distributed to the Bondholders of the Unsurrendered Bonds in whose name(s) such Unsurrendered Bonds are registered to in the Register on the date falling five business days (in the place of the specified office of the Registrar) prior to the relevant Settlement Date, in proportion to the aggregate principal amount of such Unsurrendered Bonds held by each such relevant Bondholder.

Any such cash amount paid as aforesaid to a Bondholder pursuant to this Condition 6(a), along with any applicable accrued interest, Arrears of Interest and/or Make-whole Amount, shall be treated for all purposes as discharging the Issuer’s obligations in respect of the Mandatory Conversion of the relevant Bonds, and all rights of each relevant Bondholder to principal and interest in respect of such Bonds shall be extinguished upon the payment of the relevant amount in accordance with this Condition 6(a) and the payment of any applicable accrued interest, Arrears of Interest and/or Make-whole Amount.

(b)                                 Determination

If delivery of a Conversion Notice is made after 4.00 p.m. London time on any day or is made on a day which is not a business day in the place of the specified office of the relevant Paying, Transfer and Conversion Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day.

Any determination as to whether any Conversion Notice has been duly completed and properly delivered shall be made by the relevant Paying, Transfer and Conversion Agent and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Trustee and the relevant Bondholder.

A Conversion Notice, once delivered, shall be irrevocable.

(c)                                  Delivery of Ordinary Shares

The Issuer may, in its own discretion, decide to fulfil its obligations in connection with any duly completed and properly delivered Conversion Notice by the transfer of existing Ordinary Shares or by the allotment and issue of new Ordinary Shares.

Ordinary Shares to be issued or transferred or delivered to a Bondholder on a Mandatory Conversion or a Voluntary Conversion will be issued or transferred or delivered in uncertificated form through the dematerialised securities trading system operated by Euroclear UK and Ireland Limited, known as CREST (“CREST”).

Ordinary Shares will be delivered to the account specified by the relevant Bondholder in the relevant Conversion Notice by not later than the relevant Settlement Date.

Ordinary Shares to be issued or transferred and delivered to a Bondholder on a Mandatory Conversion (or if applicable, to the Relevant Person in accordance with Condition 6(a)) or a Voluntary Conversion will not be available for issue or transfer and delivery (i) to, or to a nominee or agent for, Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depositary receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom.

(d)                                 Ordinary Shares

Ordinary Shares delivered or issued upon conversion of the Bonds will be fully paid and will in all respects rank pari passu with the fully paid Ordinary Shares in issue on the relevant Conversion Date, except that such Ordinary Shares will not rank for any rights, distributions or payments if the record date or other due date for the establishment of entitlement for any such right, distribution or payment falls prior to the relevant Conversion Date.

(e)                                  Settlement Disruption

Where the issue or delivery of any Ordinary Shares is required under the Conditions and a Settlement Disruption Event occurs on the relevant Settlement Date, and delivery of any Ordinary Shares cannot be effected on such Settlement Date, then such Settlement Date will (for the purposes of the delivery of the Ordinary Shares only, but not in connection with any payment which might otherwise be due on such Settlement Date) be postponed until the first succeeding calendar day on which delivery can take place through a national or international settlement system or in any other commercially reasonable manner.

(f)                                    U.S. Certificate on a Voluntary Conversion

Each Bondholder will, in the case of a Voluntary Conversion, in the relevant Conversion Notice, be required to represent and warrant that, at the time of signing and delivery of the relevant Conversion Notice, (A) it understands that the Ordinary Shares to be issued upon conversion of the Bonds have not been, and will not be, registered under the U.S. Securities Act of 1933 (the “Securities Act”) and (B) it is a non-U.S. person within the meaning of Regulation S (“Regulation S”) under the Securities Act, is acquiring the Ordinary Shares to be issued upon conversion of the Bonds in an offshore transaction (as defined in Regulation S) in accordance with Rule 903 or 904 of Regulation S and understands that the Ordinary Shares may not be delivered within the United States (within the meaning of Regulation S) and may not be resold in the United States except in a transaction not subject to, or pursuant to an exemption from, the registration requirements of the Securities Act.

7                                         Purchase and Cancellation

(a)                                 Purchase of Bonds

The Issuer or any of its Subsidiaries may at any time purchase Bonds in any manner and at any price.

(b)                                 Cancellation

All Bonds which are converted pursuant to these Conditions will forthwith be cancelled and may not be held, reissued or resold.

Bonds purchased by the Issuer or any of its Subsidiaries may be surrendered to the Principal Paying, Transfer and Conversion Agent for cancellation or may, at the Issuer’s option, be held, reissued or resold.

8                                         Payments

(a)                                 Payment of interest and other amounts

Payment of:

(i)            any cash amount(s) related to the conversion of any Bond (including any accrued interest, Make-whole Amount and Arrears of Interest payable as a result of any Mandatory Conversion) will be made to the persons shown in the Register at the close of business on the fifth business day, in the place of the specified office of the Registrar, before the relevant Settlement Date;

(ii)           any Interest Payment and Arrears of Interest due on any Interest Payment Date in respect of the Bonds, or any Arrears of Interest due on any other date following the exercise by the Issuer of its option pursuant to Condition 3(b)(ii), and not in any such case otherwise falling within paragraph (i) of this Condition 8(a), will be made to the persons shown in the Register at the close of business on the Record Date;

(iii)          any Arrears of Interest due on any date and not otherwise falling within paragraphs (i) to (ii) of this Condition 8(a), will be made to the persons shown in the Register at the close of business on the business day, in the place of the specified office of the Registrar, immediately before the relevant Mandatory Settlement Date; and

(iv)          any amounts other than as provided above will be made as provided in these Conditions.

(b)                                 Record Date

“Record Date” means the seventh business day, in the place of the specified office of the Registrar, before the due date for the relevant payment.

The Bonds will, on issue, be represented by a global Certificate which will be deposited with, and registered in the name of a nominee for, a depositary common to Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”).

All payments in respect of Bonds represented by the global Certificate will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

(c)                                  Payments

Each payment in respect of the Bonds pursuant to Condition 8(a) will be made by transfer to a pounds sterling account maintained by the payee with a bank in London.

(d)                                 Payments subject to fiscal laws

All payments in respect of the Bonds are subject in all cases to (a) any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 9, and (b) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

(e)                                  Delay in payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due as a result of the due date not being a Business Day. In this Condition 8(e), “Business Day” means a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in London and the place in which the specified office of the Registrar is located.

(f)                                    Paying, Transfer and Conversion Agents, etc.

The Issuer reserves the right with the prior written approval of the Trustee under the Agency Agreement at any time to vary or terminate the appointment of any Paying, Transfer and Conversion Agent or the Registrar and appoint additional or other Paying, Transfer and Conversion Agents, provided that it will:

(a)                                 maintain a Principal Paying, Transfer and Conversion Agent; and

(b)                                 maintain a Registrar.

The Issuer reserves the right, subject to the prior written approval of the Trustee, under the Calculation Agency Agreement at any time to vary or terminate the appointment of the Calculation Agent and appoint additional or other Calculation Agents, provided that it will maintain a Calculation Agent, which shall be a financial institution of international repute or a financial adviser with appropriate expertise.

Notice of any change in the Paying, Transfer and Conversion Agents, the Registrar or the Calculation Agent or (other than in the case of the Calculation Agent) their specified offices will promptly be given by the Issuer to the Bondholders in accordance with Condition 17.

(g)                                 No charges

Neither the Registrar nor the Paying, Transfer and Conversion Agents shall make or impose on a Bondholder any charge or commission in relation to any payment or conversion in respect of the Bonds.

(h)                                 Rounding of payments

When making payments to Bondholders all payments will be made on a per authorised denomination basis and if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

9                                         Taxation

All payments by or on behalf of the Issuer in respect of the Bonds will be made without withholding or deduction for any present or future taxes, assessments or other governmental charges (“Taxes”) of the Relevant Jurisdiction (or any political sub-division or taxing authority thereof or therein), unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer will pay such additional amounts due in respect of the Bonds (“Additional Amounts”) as may be necessary in order that the net amount received by each holder of any Bond who, with respect to any such Tax is not resident in the Relevant Jurisdiction, after such withholding or deduction shall be not less than the respective amount to which such holder would have been entitled in respect of such Bond, as the case may be, in the absence of the withholding or deduction; provided however, that the Issuer shall not be required to pay any Additional Amounts (1) for or on account of any such Tax imposed by the United States (or any political subdivision or taxing authority thereof or therein) or (2) for or on account of:

(i)            any Tax which would not have been imposed but for (a) the existence of any present or former connection between a holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the Relevant Jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (b) the surrender of such Bond (x) for payment on a date more than 30 days after the Relevant Date (as defined below) or (y) in the Relevant Jurisdiction; or

(ii)           any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge; or

(iii)          any Tax which is payable otherwise than by withholding or deduction from payments of (or in respect of) any cash amount in respect of such Bond; or

(iv)          any Tax that is imposed or withheld by reason of the failure by the holder or any beneficial owner of such Bond to comply with a request of the Issuer given to the holder in accordance with Condition 17 (a) to provide information concerning the nationality, residence or identity of the holder or any beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirements, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Jurisdiction as a precondition to exemption from all or part of such Tax; or

(v)           any combination of items (i), (ii), (iii) and (iv) above,

nor shall the Issuer be required to pay any Additional Amounts with respect to any payment of any cash amounts in respect of any Bond to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner which would not have been entitled to such Additional Amounts had it been the holder of such Bond.

Notwithstanding any other provision of these Conditions, any amounts to be paid on the Bonds by or on behalf of the Issuer will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (and any such withholding or deduction, a “FATCA Withholding”). Neither the Issuer nor any Paying, Transfer and Conversion Agent or any other person will be required to pay any Additional Amounts in respect of FATCA Withholding.

References in these Conditions to any amount payable by or on behalf of the Issuer in respect of the Bonds shall be deemed to include any Additional Amounts which may be payable in accordance with this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed.

10                                  Enforcement Events

There are no events of default in respect of the Bonds.

However, if an order is made or an effective resolution passed for the winding-up, dissolution or liquidation of the Issuer (except on such terms as may be approved by the Trustee or an Extraordinary Resolution) (an “Enforcement Event”), the Trustee at its sole discretion may, and shall if so directed by an Extraordinary Resolution of the Bondholders or requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding (subject in each case to being indemnified and/or secured and/or pre-funded to its satisfaction), prove and/or claim in the winding-up, dissolution or liquidation of the Issuer in respect of the Bonds, such claim being subordinated, and for the amount, as provided in Condition 1(d).

The Trustee may at any time, at its discretion and without further notice, institute such proceedings or take any other action as it may think fit to enforce any term or condition binding on the Issuer under the Trust Deed or the Bonds but in no event shall the Issuer by the virtue of such proceedings be obliged to pay any sum or sums sooner than the same would otherwise have been payable by it. The Trustee shall not be bound to institute any such proceedings or any other action in relation to the Trust Deed or the Bonds unless it shall have been indemnified and/or secured and/or prefunded to its satisfaction.

No remedy against the Issuer, other than as referred to in this Condition 10 and Condition 15, shall be available to the Trustee or Bondholders, whether for the recovery of amounts owing in respect of the Trust Deed or the Bonds or in respect of any other breach by the Issuer of any of its other obligations under or in respect of the Trust Deed or the Bonds.

11                                  Undertakings

The Issuer will use all reasonable endeavours to cause to be made an application for the Bonds to be admitted to trading on the Irish Stock Exchange’s Global Exchange Market or on another regularly operating market which in any case is a recognised stock exchange within the meaning of section 1005 of the Income Tax Act 2007 (as the same may be amended or suspended from time to time) prior to 25 August 2016 and use all reasonable endeavours to maintain such admission or admission on an alternative recognised stock exchange (within the meaning as aforesaid) for so long as any Bond remains outstanding,

In addition, and for so long as any Bond remains outstanding, the Issuer will (i) use all reasonable endeavours to ensure that the Ordinary Shares allotted and issued or transferred and delivered (as the case may be) following Mandatory Conversion or Voluntary Conversion will, as soon as is practicable, be admitted to listing and to trading on the Relevant Stock Exchange (if any) on which the Ordinary Shares generally are then admitted to listing and trading and (ii) at all times maintain all authorisations necessary to enable it to issue and allot or transfer and deliver, as the case may be, free from pre-emptive rights or other similar preferential rights, such number of Ordinary Shares as may be required to be delivered upon Mandatory Conversion or a Voluntary Conversion.

12                                  Prescription

Claims for payment in respect of the Bonds shall be prescribed and become void unless made within 10 years from the appropriate Relevant Date in respect of such payment and claims in respect of the delivery of Ordinary Shares upon conversion shall be prescribed and become void unless made within 10 years of the relevant Settlement Date.

13                                  Replacement of Certificates

If any Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations or other relevant regulatory authority regulations, at the specified office of the Registrar or such other Paying, Transfer and Conversion Agent as may from time to time be designated by the Issuer for that purpose and notice of whose designation is given to Bondholders, in each case upon payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

14                                  Meetings of Bondholders, Modifications, Waivers and Substitution

(a)                                 Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed, the Bonds, the Agency Agreement and the Calculation Agency Agreement. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Issuer if requested in writing by Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to change the Final Maturity Date, (ii) to modify the circumstances in which the Issuer or a Bondholder is entitled or required to convert the Bonds, (iii) to reduce or cancel the principal amount of the Bonds or any interest or Arrears of Interest payable or any Make-whole Amount payable in respect of the Bonds, (iv) to modify the provisions relating to conversion of the Bonds (other than a reduction to the Conversion Price), (v) to increase the Conversion Price (other than in accordance with these Conditions), (vi) to change the currency of the denomination of the Bonds or of any payment in respect of the Bonds, (vii) to change the governing law of the Bonds, the Trust Deed, the Calculation Agency Agreement or the Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 14(c)) or (viii) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more persons holding or representing not less than three-fourths, or at any adjourned meeting not less than one-fourth, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed by the Bondholders shall be binding on all Bondholders (whether or not they were present at any meeting at which such resolution was passed and whether or not they voted on such resolution).

The Trust Deed provides that (i) a resolution in writing signed by or on behalf of the holders of not less than 95 per cent. of the aggregate principal amount of Bonds outstanding (which may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Bondholders) or (ii) consents given by way of electronic consent through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than 95 per cent. of the aggregate principal amount of the Bonds outstanding, shall, in any such case, be effective as an Extraordinary Resolution passed at a meeting of Bondholders duly convened and held.

(b)                                 Modification of the Trust Deed

The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or an error which, in the opinion of the Trustee, is proven or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. Any such modification, authorisation, waiver or determination shall be binding on the Bondholders and, if the Trustee so requires, shall be notified to the Bondholders by the Issuer promptly in accordance with Condition 17.

(c)                                  Substitution

The Trustee may, without the consent of the Bondholders, agree to the substitution in place of the Issuer (or any previous substitute or substitutes under this Condition 14(c)) as the principal debtor under the Bonds and the Trust Deed of any Subsidiary of the Issuer subject to (a) the Bonds being unconditionally and irrevocably guaranteed by the Issuer, and (b) the Bonds continuing to be convertible or exchangeable into Ordinary Shares as provided in these Conditions mutatis mutandis as provided in these Conditions, with such amendments as the Trustee shall consider appropriate provided that in any such case, (x) the Trustee being satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution, and (y) certain other conditions set out in the Trust Deed being complied with. In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any such substitution shall be binding on the Bondholders and shall be notified to the Bondholders promptly in accordance with Condition 17.

(d)                                 Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition 14) the Trustee shall have regard to the interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders, except to the extent provided for in these Conditions or the Trust Deed.

15                                  Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings, actions or steps against the Issuer in accordance with Condition 10 as it may think fit to enforce the provisions of the Trust Deed and the Bonds, but it shall not be bound to take any such proceedings or any other action or step in relation to the Trust Deed or the Bonds unless (i) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction.

No Bondholder shall be entitled to proceed or take any other action or steps directly against the Issuer unless the Trustee, having become entitled and bound so to proceed or act, fails so to do within a reasonable period and the failure shall be continuing. In such event, such Bondholder may, in respect of its Bonds, take any action which the Trustee would otherwise have been permitted to take in respect of those Bonds. Any proceeds received by a Bondholder pursuant to any such proceedings, actions or steps brought by a Bondholder shall be paid promptly following receipt thereof to the Trustee (for application pursuant to the terms of the Trust Deed).

16                                  The Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking proceedings and/or any other action under these Conditions or the Trust Deed unless indemnified and/or secured and/or prefunded to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit. The Trustee may rely without liability to Bondholders on a report, confirmation or certificate or any advice of any accountants, financial advisers, financial institution, an Independent Adviser or other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to rely on any such report, opinion, confirmation or certificate or advice and, where the Trustee does so accept and rely, such report, confirmation or certificate or advice shall be binding on the Issuer, the Trustee and the Bondholders in the absence of manifest error.

17                                  Notices

All notices regarding the Bonds will be valid if published through the electronic communication system of Bloomberg. Any such notice shall be deemed to have been given on the date of such publication. The Issuer shall also ensure that all notices are duly published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed and/or admitted to trading. If publication as provided above is not practicable, notice will be given by publication in a newspaper of general circulation in London (which is expected to be the Financial Times).

The Issuer shall send a copy of all notices given by it to Bondholders pursuant to these Conditions simultaneously to the Calculation Agent.

Notwithstanding the above, for so long as all the Bonds are represented by a Global Bond and the Global Bond is held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to Bondholders may be given by delivery of the relevant notice to Euroclear or Clearstream, Luxembourg and such notices shall be deemed to have been given to Bondholders on the day of delivery to Euroclear and/or Clearstream, Luxembourg.

18                                  Further Issues

The Issuer may from time to time without the consent of the Bondholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Bonds) and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue. Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the consent of the

Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides.

19                                  Rights of Third Parties

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

20                                  Governing Law

The Trust Deed, the Agency Agreement, the Calculation Agency Agreement, the Bonds and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

21                                  Transfer of Bonds

(a)                                 Transfers

One or more Bonds may, subject to Condition 21(b), be transferred in whole or in part upon the surrender (at the specified office of the Registrar or any Paying, Transfer and Conversion Agent) of the Certificate(s) representing such Bonds to be transferred, together with the form of transfer endorsed on such Certificate(s) (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any other evidence as the Registrar or such Paying, Transfer and Conversion Agent may reasonably require. In the case of a transfer of part only of a holding of Bonds represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. All transfers of Bonds and entries on the Register will be made subject to the detailed regulations concerning transfers of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer with the written approval of the Registrar and the Trustee. A copy of the current regulations will be made available by the Registrar to any Bondholder upon request.

(b)                                 Delivery of New Certificates

Each new Certificate to be issued pursuant to Condition 21(a) shall be available for delivery within three business days of receipt of the form of transfer and surrender of the existing Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Paying, Transfer and Conversion Agent or of the Registrar (as the case may be) to whom delivery or surrender of such form of transfer or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant form of transfer or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Paying, Transfer and Conversion Agent the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 21(b), “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Paying, Transfer and Conversion Agent or the Registrar (as the case may be).

(c)                                  Transfers Free of Charge

Transfers of Certificates on registration, transfer, exercise of an option or redemption shall be effected without charge by or on behalf of the Issuer, the Registrar or any Paying, Transfer and Conversion Agent, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Paying, Transfer and Conversion Agent may require).

(d)                                 Closed Periods

No Bondholder may require the transfer of an Bond to be registered (i) during the period of 15 days ending on the Conversion Date in respect of a conversion of the Bonds pursuant to Condition 4; (ii) in respect of which a Conversion Notice has been delivered in accordance with Condition 4(c); or (iii) during the period from and including any Record Date in respect of any payment of interest on the Bonds to and including the due date for such payment.

SCHEDULE 2

Form of Original Definitive Registered Bond

On the front:

ISIN: XS1371472389

VODAFONE GROUP PLC

(incorporated in England and Wales)

£1,440,000,000 1.50 per cent. Subordinated Mandatory Convertible Bonds due 2017

This Bond is a Definitive Registered Bond and forms part of a series designated as specified in the title (the “Bonds”) of Vodafone Group Plc (the “Issuer”) and constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) set out on the reverse hereof.

The Issuer hereby certifies that [•] is/are, at the date hereof, entered in the Register as the holder(s) of Bonds in the principal amount of £[•].

The Bonds represented by this Definitive Registered Bond are convertible at certain times and in certain circumstances into Ordinary Shares, as specified in and subject to and in accordance with the Conditions and the Trust Deed.

This Definitive Registered Bond is evidence of entitlement only. Title to Bonds passes only on due registration on the Register and only the duly registered holder is entitled to payments in respect of this Definitive Registered Bond.

This Definitive Registered Bond and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

Capitalised terms not defined herein shall have the meaning ascribed thereto in the Trust Deed and the Conditions.

In Witness whereof the Issuer has caused this Bond to be signed in facsimile on its behalf.

Dated [•]

For and on behalf of

VODAFONE GROUP PLC

This Definitive Registered Bond is authenticated without recourse, warranty or liability by or on behalf of the Registrar

HSBC BANK PLC

as Registrar

By:

Authorised Signatory

For the purposes of authentication only.

On the back:

Terms and Conditions of the Bonds

[THE TERMS AND CONDITIONS THAT ARE SET OUT IN SCHEDULE 1 TO THE TRUST DEED, AS AMENDED FROM TIME TO TIME, WILL BE SET OUT HERE]

Principal Paying, Transfer and Conversion Agent

HSBC BANK PLC

Corporate Trust & Loan Agency

8 Canada Square

London E14 5HQ

Registrar

HSBC BANK PLC

Corporate Trust & Loan Agency

8 Canada Square

London E14 5HQ

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

(not more than four names may appear as joint holders)

£[•] in principal amount of this Bond, and all rights in respect thereof, and irrevocably requests the Registrar to transfer such principal amount of this Bond on the books kept for registration thereof.

Dated

Signed

Notes:

(i)                                     The signature to this transfer must correspond with the name as it appears on the face of this Bond.

(ii)                                  A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(iii)                               The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(iv)                              Any transfer of Bonds shall be in the minimum amount of £100,000.

SCHEDULE 3

Form of Original Global Bond

ISIN: XS1371472389

VODAFONE GROUP PLC

(incorporated in England and Wales)

£1,440,000,000 1.50 per cent. Subordinated Mandatory Convertible Bonds due 2017

Global Bond

The Bonds in respect of which this Global Bond is issued form part of the series designated as specified in the title (the “Bonds”) of Vodafone Group Plc (the “Issuer”).

The Issuer hereby certifies that HSBC Issuer Services Common Depositary Nominee (UK) Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of:

£1,440,000,000

(1.440 million pounds sterling)

or such other amount as is shown on the register of Bondholders as being represented by this Global Bond and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Bond. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Bond is issued, such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions referred to below, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Bonds. Each payment will be made to, or to the order of, the person whose name is entered on the Register as holder at the close of business on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

The Bonds are constituted by a trust deed dated 25 February 2016 (the “Trust Deed”) between the Issuer, and The Law Debenture Trust Corporation p.l.c. as trustee (the “Trustee”) and are subject to the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Bond. Terms defined in the Trust Deed have the same meaning when used herein.

This Global Bond is evidence of entitlement only.

Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Bond is issued.

Exchange for Definitive Registered Bonds

This Global Bond is exchangeable in whole but not in part (free of charge to the holder) for Definitive Registered Bonds if this Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg or the Alternative Clearing System (each as defined under “Notices” below) and any such clearing system is closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announces an intention permanently to cease business or does in fact do so by such holder giving notice to the Principal Paying, Transfer and Conversion Agent. On

or after the Exchange Date the holder of this Global Bond may surrender this Global Bond to or to the order of the Registrar and, upon such surrender of this Global Bond, the Paying, Transfer and Conversion Agent shall annotate Schedule A hereto. In exchange for this Global Bond, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Definitive Registered Bonds.

“Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Registrar is located and in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System (each as defined under “Notices” below) are located.

Except as otherwise described herein, this Global Bond is subject to the Conditions and the Trust Deed and, until it is exchanged for Definitive Registered Bonds, its holder shall be entitled to the same benefits as if it were the holder of the Definitive Registered Bonds for which it may be exchanged and as if such Definitive Registered Bonds had been issued on the date of this Global Bond.

The Conditions shall be modified with respect to Bonds represented by this Global Bond by the following provisions:

Notices

So long as this Global Bond is held on behalf of Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or such other clearing system as shall have been approved by the Trustee (the “Alternative Clearing System”), notices required to be given to Bondholders may be given by their being delivered to Accountholders (as defined below) through Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, rather than by notification to Bondholders as required by the Conditions in which case such notices shall be deemed to have been given to Bondholders on the date of delivery to Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System.

Prescription

Any claim for payment in respect of this Global Bond will become void unless it is presented for payment within a period of 10 years.

Meetings

The holder hereof shall be treated as having one vote in respect of each £1 in principal amount of Bonds for which this Global Bond may be exchanged.

Conversion

For so long as this Global Bond is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg or the Alternative Clearing System, where a Mandatory Conversion or a Voluntary Conversion occurs in respect of Bonds represented by this Global Bond, this Global Bond together with one or more Conversion Notices duly completed and signed by or on behalf of a holder of a book-entry interest representing entitlements to the Global Bond (each such person, an “Accountholder”) shall be presented to or to the order of the Principal Paying, Transfer and Conversion Agent or such other Agent as shall have been notified to the Bondholder for such purpose. Where Bonds are to be converted and cancelled upon a conversion, the Paying, Transfer and Conversion Agent shall annotate Schedule A hereto accordingly.

Trustee’s Powers

In considering the interests of Bondholders while the Global Bond is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its Accountholders and may consider such interests as if such Accountholders were holders of the Global Bond.

Purchase and Cancellation

Cancellation of any Bond represented by this Global Bond which is required by the Conditions to be cancelled will be effected by reduction in the principal amount of this Global Bond on its presentation to or to the order of the Principal Paying, Transfer and Conversion Agent for notation in Schedule A hereto.

This Global Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Registrar.

This Global Bond and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law.

In witness whereof the Issuer has caused this Global Bond to be signed on its behalf.

Dated 25 February 2016

For and on behalf of

VODAFONE GROUP PLC

By:

Director

This Global Bond is authenticated without recourse, warranty or liability by or on behalf of the Registrar.

HSBC BANK PLC

as Registrar

By:

Authorised Signatory

For the purposes of authentication only.

Schedule A

Schedule of Reductions in Principal Amount of Bonds in respect of which this

Global Bond is Issued

The following reductions in the principal amount of the Bonds in respect of which this Global Bond is issued have been made as a result of: (i) a Mandatory Conversion, or (ii) exercise of a Bondholder Voluntary Conversion Right attaching to the Bonds, or (iii) purchase and cancellation of the Bonds or (iv) issue of Definitive Registered Bonds in respect of the Bonds:

Date of
Conversion/Purchase			Notation made by or
and Cancellation/	Amount of decrease	Principal Amount of	on behalf of the
Issue of Definitive	in principal amount	this Global Bond	Principal Paying,
Registered Bonds	of this Global Bond	following such	Transfer and
(stating which)	(£)	decrease (£)	Conversion Agent

SCHEDULE 4

Provisions for Meetings of Bondholders

1                                         In this Schedule the following expressions have the following meanings:

1.1                               “Electronic Consent” has the meaning set out in paragraph 19;

1.2                               “Extraordinary Resolution” means a resolution passed (i) at a meeting of Bondholders duly convened and held in accordance with these provisions by or on behalf of the Bondholder(s) of not less than 75 per cent. of the persons eligible to vote at such meeting, (ii) by a Written Resolution or (iii) by an Electronic Consent; and

1.3                               “Written Resolution” means a resolution in writing signed by or on behalf of Bondholders representing in aggregate not less than 95 per cent. in principal amount of the Bonds for the time being outstanding.

2

2.1                               A holder of a Bond in registered form may by an instrument in writing in the form available from any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to any Agent not later than 48 hours before the time fixed for any meeting, appoint any person as a proxy to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

2.2                               A holder of a Bond (whether such Bonds are represented by a Global Bond or a Definitive Registered Bond) in registered form which is a corporation may, by delivering to any Agent not later than 48 hours before the time fixed for any meeting a resolution in English of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

2.3                               A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the holder.

3                                         Each of the Issuer and the Trustee at any time may, and the Issuer upon a request in writing of Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall, convene a meeting of Bondholders. Whenever any such party is about to convene any such meeting, it shall forthwith give notice in writing to each other party of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve.

4                                         At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Bondholders. A copy of the notice shall in all cases be given by the party convening the meeting to each of the other parties. Such notice shall also specify the nature of the resolutions to be proposed.

5                                         A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting, the Bondholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

6                                         At any such meeting any one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Bonds for the time being outstanding; provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 16, the quorum shall be one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than two-thirds in principal amount of the Bonds for the time being outstanding.

7                                         If within 15 minutes from the time fixed for any such meeting a quorum is not present, the meeting shall, if convened upon the requisition of Bondholders, be dissolved. In any other case it shall stand adjourned (unless the Issuer and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting one or more persons present in person holding Bonds or voting certificates or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting; provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 16, the quorum shall be one or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than one-third in principal amount of the Bonds for the time being outstanding. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

8                                         The chairman may, with the consent of (and shall if directed by) any meeting, adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

9                                         At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

10                                  Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a proxy or representative.

11                                  At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12                                  If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

13                                  Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14                                  The Issuer, the Agents and the Trustee (through their respective representatives) and their respective financial and legal advisers and any other person authorised to do so by the Trustee may attend and speak at any meeting of Bondholders. No one else may attend at any meeting of Bondholders or join with others in requesting the convening of such a meeting unless he is the holder of a Bond or is a proxy or a representative.

15                                  At any meeting on a show of hands every person who is present in person and who produces a Bond or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each £1 (or, in the case of meetings of holders of Bonds denominated in another currency, as the Trustee in its absolute discretion may decide) in principal amount of the Bonds so produced or represented or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16                                  The Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

16.1                        to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer or against any of its property whether such rights shall arise under this Trust Deed, the Paying, Transfer and Conversion Agency Agreement or otherwise;

16.2                        to sanction any scheme or proposal for the exchange, substitution or sale of the Bonds for, or the conversion of the Bonds into, or the cancellation of the Bonds in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other body corporate formed or to be formed, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid;

16.3                        to assent to any modification of this Trust Deed or the Conditions, that relate to the rights appertaining to the Bonds which shall be proposed by the Issuer or the Trustee;

16.4                        to authorise anyone to concur in and do all such things as may be necessary to carry out and to give any authority, direction or sanction which under this Trust Deed or the Bonds is required to be given by Extraordinary Resolution;

16.5                        to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committees any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

16.6                        to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;

16.7                        to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed (for the avoidance of doubt, nothing in this paragraph shall be interpreted to mean that the consent of Bondholders is required in relation to any substitution that the Trustee may otherwise agree to under Clause 15.3 of the Trust Deed); and

16.8                        to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds;

provided that the special quorum provisions contained in the proviso to paragraph 6 and, in the case of an adjourned meeting, in the proviso to paragraph 7 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 16.2 or 16.7 and making any modification to the provisions contained in this Trust Deed, the Conditions or the Bonds, the Paying Transfer and Conversion Agency Agreement or the Calculation Agency Agreement which would have the effect of:

(i)                                    changing the Final Maturity Date or the dates on which interest is payable in respect of the Bonds; or

(ii)                                reducing or cancelling the principal amount of the Bonds or the interest payable or any Make-whole Amount payable, in respect of the Bonds; or

(iii)                            modifying the basis for calculating the interest payable, including any Arrears of Interest, in respect of the Bonds; or

(iv)                              modifying the provisions relating to conversion of the Bonds (including the periods and/or circumstances in which a Mandatory Conversion may occur or a Bondholder Voluntary Conversion Right may be exercised), or the rights of Bondholders to receive any cash amounts pursuant to the Conditions (other than a reduction to the Conversion Price); or

(v)                                  increasing the Conversion Price (other than in accordance with the Conditions); or

(vi)                              changing the currency or the denomination of the Bonds or any payment in respect of the Bonds; or

(vii)                          changing the governing law of the Bonds, the Trust Deed, the Paying, Transfer and Conversion Agency Agreement or the Calculation Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Clause 15.3); or

(viii)                      modifying the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or

(ix)                              amending this proviso.

17                                  An Extraordinary Resolution passed by the Bondholders in accordance with this Trust Deed shall be binding upon all the Bondholders, whether or not present at any meeting and whether or not they vote in favour, and each of the Bondholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

18                                  Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

19                                  Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Bondholders.

For so long as the Bonds are in the form of a Global Bond registered in the name of a common depositary for Euroclear, Clearstream, Luxembourg or another clearing system, or a nominee of any of the above then, in respect of any resolution proposed by the Issuer or the Trustee:

19.1                        Electronic Consent: where the terms of the resolution proposed by the Issuer or the Trustee (as the case may be) have been notified to the Bondholders through the relevant clearing system(s) as provided in sub-paragraphs (i) and (ii) below, each of the Issuer and the Trustee shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) in accordance with their operating rules and procedures by or on behalf of the holder(s) of not less than 95 per cent. in principal amount of the Bonds for the time being outstanding (the “Required Proportion”) (“Electronic Consent”) by close of business on the Relevant Date. Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. Neither the Issuer nor the Trustee nor the Agents shall be liable or responsible to anyone for such reliance.

(i)                                    When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be counted) shall be given to the Bondholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Bondholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the “Relevant Date”) by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s).

(ii)                                If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the “Proposer”) so determines, be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to the Trust Deed. Alternatively, the Proposer may give a further notice to Bondholders that the resolution will be proposed again on such date and for such period as shall be agreed with the Trustee (unless the Trustee is the Proposer). Such notice must inform Bondholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to “Relevant Date” shall be construed accordingly.

For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 3 above, unless that meeting is or shall be cancelled or dissolved; and

19.2                        Written Resolution: where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Trustee, as the case may be, (a) by accountholders in the clearing system(s) with entitlements to such Global Bond and/or (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant alternative clearing system (the “relevant clearing system”) and, in the case of (b) above, the relevant clearing system and the accountholder identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Bonds is clearly identified together with the amount of such holding. Neither the Issuer nor the Trustee nor the Agents shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Bondholders, whether or not they participated in such Written Resolution and/or Electronic Consent.

20                                  Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings of Bondholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks fit:

20.1                        so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 3 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Bondholders; and

20.2                        so as to satisfy itself that persons who purport to attend or vote at any meeting of Bondholders are entitled to do so in accordance with this Trust Deed.

21                                  If and whenever the Issuer shall have issued and have outstanding any Bonds which are not identical and do not form one single series then those Bonds which are in all respects identical shall be deemed to constitute a separate series of the Bonds and the foregoing provisions of this Schedule shall have effect subject to the following modifications:

21.1                        a resolution which in the opinion of the Trustee affects one series only of the Bonds shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Bonds of that series;

21.2                        a resolution which in the opinion of the Trustee affects more than one series of the Bonds but does not give rise to a conflict of interest between the holders of Bonds of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Bonds of all the series so affected;

21.3                        a resolution which in the opinion of the Trustee affects more than one series of the Bonds and gives or may give rise to a conflict of interest between the holders of the Bonds of any of the series so affected shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the holders of the Bonds of each series so affected; and

21.4                        to all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Bonds and holders were references to the Bonds of the series or group of series in question and to the holders of such Bonds respectively.

22                                  Nothing in this Trust Deed shall prevent any of the proxies named in any form of proxy from being a director, managing director, officer or representative of, or otherwise connected with, the Issuer or any of its Subsidiaries.

23                                  References in this Schedule to Agents shall, where the context requires, be taken to be references to Principal Paying, Transfer and Conversion Agent.

24                                  A meeting that has been validly convened in accordance with paragraph 3 above, may be cancelled by the person who convened such meeting by giving at least 10 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) to the Bondholders (with a copy to the Trustee where such meeting was convened by the Issuer or to the Issuer where such meeting was convened by the Trustee). Any meeting cancelled in accordance with this paragraph 24 shall be deemed not to have been convened.

SCHEDULE 5

Form of Directors’ Certificate

[ON THE HEADED PAPER OF THE ISSUER]

To:	The Law Debenture Trust Corporation p.l.c.

Attention:	The Manager, Commercial Trusts (Ref: 201588)	[Date]

Dear Sirs

VODAFONE GROUP PLC

£1,440,000,000 1.50 per cent. Subordinated Mandatory Convertible Bonds due 2017

This certificate is delivered to you in accordance with Clause 9.5 of the Trust Deed dated 25 February 2016 (the “Trust Deed”) and made between Vodafone Group Plc (the “Issuer”) and The Law Debenture Trust Corporation p.l.c. (the “Trustee”). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

The undersigned give the confirmations in this certificate on behalf of the Issuer without incurring any personal liability for doing so.

The undersigned, having made all reasonable enquiries certify that to the best of their knowledge, information and belief:

(a)                                 As at [•]1, no Accelerated Conversion Event, Potential Accelerated Conversion Event or Enforcement Event existed [other than [•]]2 and no Accelerated Conversion Event or Enforcement Event had existed at any time since [•]3 [the Certification Date (as defined in the Trust Deed) of the last certificate delivered under Clause 9.54]/[the date of this Trust Deed] [other than [•]]5; and

(a)                                 From and including [•]3 [the Certification Date of the last certificate delivered under Clause 9.5]4/[the date of the Trust Deed] to and including [•]1, there has been no breach in respect of its obligations under the Trust Deed [other than [•]6].

This certificate is given by the undersigned solely in the capacity of director of the Issuer and no personal liability is accepted by the undersigned.

For and on behalf of

Director	Director

Vodafone Group Plc	Vodafone Group Plc

1                   Specify a date not more than 7 days before the date of delivery of the certificate.

2                   If any Accelerated Conversion Event, Potential Accelerated Conversion Event or Enforcement Event did exist, give details; otherwise delete.

3                   Insert date of Trust Deed in respect of the first certificate delivered under Clause 9.5, otherwise delete.

4                   Include unless the certificate is the first certificate delivered under Clause 9.5, in which case delete.

5                   If any Accelerated Conversion Event or Potential Accelerated Conversion Event or Enforcement Event did exist, give details; otherwise delete.

6                   If the Issuer has failed to comply with any obligation(s), give details; otherwise delete

This deed is delivered on the day and year first before written.

EXECUTED AS A DEED FOR AND ON BEHALF OF
VODAFONE GROUP PLC

By:

Witnessed by:

EXECUTED AND DELIVERED AS A DEED BY
AFFIXING THE COMMON SEAL OF
THE LAW DEBENTURE TRUST CORPORATION p.l.c.

Acting by:

Authorised Signatory: